                         FINANCIAL WARRANTY AGREEMENT

                                    among

                   OPPENHEIMER PRINCIPAL PROTECTED TRUST II
 on behalf of its series, Oppenheimer Principal Protected Main Street Fund II

                           OPPENHEIMERFUNDS, INC.,
                            as investment adviser

                                     and

                           MAIN PLACE FUNDING, LLC,
                             as warranty provider

                         Dated as of October 31, 2003

                              TABLE OF CONTENTS

      Section 2.2. Procedure for Issuance and cancellation of remaining

      Section 2.5. Aggregate Shortfall Amount; Adjustment to Protected Amount

      Section 6.2. Representations and Warranties of the Trust on behalf of
                   the Fund.............................................    28

      Section 6.3. Representations and Warranties of the Warranty Provider  29

      Section 9.1. Confidentiality Obligations of the Warranty Provider     36

      Section 9.2. Trading Information and Other Information................36

      Section 9.3. Confidentiality Obligations of the Adviser and the Fund  37

Exhibit A...........................................Form of Financial Warranty
Exhibit B........................Form of Bank of America Corporation Guarantee
Schedule 1................................................Form of Daily Report
Schedule 2...........................................Cushion/Volatility Matrix
Annex A-1..............................Form of opinion of Robert G. Zack, Esq.
Annex A-2....................Form of opinion of Mayer Brown Rowe & Maw LLP
Annex A-3.......................................Form of opinion of Dechert LLP
Annex B.........................Form of opinion of Morrison & Foerster LLP

                         FINANCIAL WARRANTY AGREEMENT

      FINANCIAL  WARRANTY  AGREEMENT,  dated  as  of  October  31,  2003  (the
"Agreement"),  among  OPPENHEIMER  PRINCIPAL  PROTECTED  TRUST II, an open-end management  investment company organized as a business trust under the laws of the  Commonwealth  of  Massachusetts  (the  "Trust"),  on behalf of its series
OPPENHEIMER   PRINCIPAL   PROTECTED   MAIN  STREET   FUND  II  (the   "Fund"),
OPPENHEIMERFUNDS,  INC., a corporation  organized  under the laws of the State of Colorado  (the  "Adviser"),  and MAIN PLACE  FUNDING,  LLC (the  "Warranty
Provider"),  a limited liability company formed under the laws of the State of
Delaware  and  an  indirect,   wholly-owned  subsidiary  of  Bank  of  America
Corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the Trust is an open-end,  diversified,  management  investment company  registered under the Investment  Company Act of 1940, as amended (the
"Investment Company Act");

      WHEREAS,  the  Trust on behalf of the Fund has  requested  the  Warranty
Provider,  and the  Warranty  Provider  has  agreed,  subject to the terms and conditions  herein, to issue a financial warranty in substantially the form of
Exhibit A (such  financial  warranty  being the  "Financial  Warranty") in the amount  of up to $500  million  in  order to  ensure  that the Fund is able to redeem all of its outstanding  shares on the Maturity Date (as defined herein)
for an amount equal to the Aggregate Protected Amount;

      WHEREAS,  Bank of  America  Corporation  has  agreed  to  guarantee  the obligations of the Warranty  Provider under the Financial  Warranty subject to the terms and conditions  set forth in this Agreement  pursuant to a guarantee in substantially the form of Exhibit B (the "BAC Guaranty"); and

      WHEREAS, the parties hereto,  among other things,  desire to specify the conditions  precedent  to  the  issuance  by  the  Warranty  Provider  of  the
Financial  Warranty and the  drawdown of the  Aggregate  Shortfall  Amount (as defined  herein),  the  payment  of the  Financial  Warranty  Fee (as  defined herein) in respect  of the  Financial  Warranty,  and to provide  for  certain other matters related thereto.

      NOW,  THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency  of which is hereby  acknowledged,  the  parties  hereto  agree as follows:

ARTICLE I.

                                 DEFINITIONS
                                 -----------

Section 1.1.      GENERAL  DEFINITIONS.  The terms  defined in this  Article I shall have the meanings  provided  herein for all purposes of this  Agreement, in both singular and plural form, as appropriate.

      "Act  of  Insolvency"   means,  with  respect  to  any  party,   (i) the
commencement  by such  party as  debtor  of any case or  proceeding  under any bankruptcy, insolvency,  reorganization,  liquidation,  dissolution or similar law, or such party seeking the appointment of a receiver,  trustee,  custodian or similar  official for such party or any  substantial  part of its property;
(ii) the appointment of a receiver,  conservator, or manager for such party by any  government  agency  or  authority  having  the  jurisdiction  to  do  so;
(iii) the  commencement  of any case or  proceeding  referred  to in (i) above against such party,  which (a) is consented to or not timely contested by such party,  (b) results in the entry of an order for relief,  such an appointment, the  issuance of such a  protective  decree or the entry of an order  having a similar effect,  or (c) is not dismissed  within 72 hours;  (iv) the making or offering  by such  party of a  composition  with its  creditors  or a  general assignment  for the benefit of creditors;  (v) the  admission by such party of such party's  inability to pay its debts or discharge its  obligations as they become due or mature;  or  (vi) any  governmental  authority  or agency or any person, agency or entity acting under governmental  authority shall have taken any action to condemn,  seize or appropriate,  or to assume custody or control of, all or any substantial part of the property of such party.

      "Acts" means the Investment Company Act and the Securities Act.

      "Adjusted Discount Factor" has the meaning provided in Section 3.3(a).

      "Adverse  Effect"  means,  (i) in  respect  of the  Adviser,  a material adverse effect upon (a) the  ability of the Adviser to perform its obligations under  this  Agreement  or any  other  Transaction  Document  to which it is a party,  or  (b) the  rights of the  Warranty  Provider  under the  Transaction
Documents,  (ii) in  respect  of the Trust or the  Fund,  a  material  adverse effect  upon  (a) the  ability  of  the  Trust  or the  Fund  to  perform  its obligations  under this Agreement or any other  Transaction  Document to which it  is  a  party  or  (b) the  rights  of  the  Warranty  Provider  under  the
Transaction  Documents  and  (iii) in  respect  of the  Warranty  Provider,  a material  adverse effect upon the ability of the Warranty  Provider to perform its  obligations  under this  Agreement or any other  Transaction  Document to which it is a party or a material  adverse  affect upon the ability of Bank of
America  Corporation  to perform its  obligations  under the BAC Guaranty.  An adverse  effect on the  binding  nature,  validity or  enforceability  of this
Agreement shall constitute an Adverse Effect.  The  determination of whether a particular  set of  circumstances  would  reasonably  be  expected  to have an
Adverse  Effect  includes  a  determination  of  both  the  likelihood  of the occurrence and the likelihood  that such set of  circumstances,  if it were to occur, would result in an Adverse Effect.

      "Adviser" has the meaning provided in the preamble.

      "Adviser Conduct" has the meaning provided in Section 4.1(d).

      "Affiliate"  means any Person  directly  or  indirectly  controlling  or controlled  by or under  common  control  with such Person or any  Subsidiary;
provided that, for purposes of this  definition,  "control"  (including,  with correlative  meanings,  the terms  "controlled  by" and "under common  control with"),  as used  with  respect  to any  Person,  shall  mean the  possession, directly or  indirectly,  of the power to direct or cause the direction of the management  and  policies of such  Person,  whether  through the  ownership of voting securities or by contract or otherwise.

      "Aggregate  Excess" means the sum of the Excess Allocations with respect to all Eligible Equity Investments and Sectors.

      "Aggregate  Market Value of the Equity  Portfolio" means, at any time of determination,  the sum of the Market Value of all securities,  as reported by the Custodian to the Warranty Provider (or the Calculation  Agent, as the case may be) in  accordance  with Sections  3.4(c) and 8.7,  included in the Equity
Portfolio as of the close of business on the  immediately  preceding  Exchange
Business Day.

      "Aggregate Protected Amount" has the meaning provided in Section 2.6(a).

      "Aggregate Shortfall Amount" has the meaning provided in Section 2.6(b).

      "Agreement" has the meaning provided in the preamble.

      "BAC Guaranty" has the meaning provided in the preamble.

     "Bank  Deposits"  means any of the following  having a maturity of not more than 180 days:  demand and time  deposits  in,  certificates  of deposit of, and bankers'  acceptances  issued by any  depository  institution  or trust  company incorporated under the laws of the United States of America or any state thereof and subject to  supervision  and  examination  by federal  and/or state  banking authorities  so  long  as the  commercial  paper  or  debt  obligations  of such depository  institution  or trust  company  (or,  in the  case of the  principal depository institution in a holding company system, the commercial paper or debt obligations  of such holding  company) have a credit rating of at least "P-1" by
Moody's and at least "A-1" by S&P (or equivalent credit ratings if different rating  categories  are used),  in the case of commercial  paper and  short-term obligations; provided that the issuer thereof must also have at the time of such investment  a long-term  credit  rating of at least "Aa3" by Moody's or at least
"AA" by S&P (or equivalent credit ratings if different rating categories are used).

      "Benchmark  Yield  Curve"  means  either USD LIBOR and USD Swap rates or
U.S.  dollar  Treasury  rates,  any of such as determined  by the  Calculation
Agent.

      "Business  Day" means any day other than a day on which banks located in the City of New York,  New York are required or  authorized by law to close or on which the New York  Stock  Exchange  and the  NASDAQ  National  Market  are
closed for business.

      "Calculation Agent" means Banc of America Securities LLC.

      "Cash" means legal tender of the United States.

      "Cash  Equivalents"  means Bank Deposits,  Commercial Paper,  Repurchase
Agreements,  and U.S. Government Securities (excluding U.S. Zeroes),  having a remaining maturity of 180 days or less.

      "Class of Shares" means each class of shares of  beneficial  interest of the Fund designated pursuant to the Declaration of Trust.

     "Commercial  Paper" means  commercial  paper  having a credit  rating of at least  "P-1" by Moody's  and at least  "A-1" by S&P  (or  equivalent  credit ratings if different  rating  categories are used),  either bearing  interest or sold at a discount from the face amount  thereof,  having a maturity of not more than 180 days from the date of issuance,  and issued by either (x) a corporation incorporated  under  the laws of the  United  States  of  America  or any  state thereof, or (y) any depository  institution or trust company  incorporated under the laws of the United  States of America or any state  thereof  and  subject to supervision  and  examination  by  federal  and/or  state  banking  authorities;
provided that the issuer thereof must also have at the time of such investment a long-term  credit  rating  of at least  "Aa3" by  Moody's  or at least  "AA-" by
S&P (or equivalent credit ratings if different rating categories are used).

      "Commission" means the United States Securities and Exchange Commission.

      "Contractual  Obligation"  means, as to any Person, any provision of any security  issued  by  such  Person  or  any  agreement,  instrument  or  other undertaking  to  which  such  Person  is a party  or by which it or any of its property is bound.

     "Corporate  Bonds" means  non-callable  debt  obligations  of a corporation having a rating of at least "A-" by S&P  or "A3" by Moody's  (or  equivalent credit ratings if different rating  categories are used);  provided that if both
Moody's and S&P have issued a rating  thereon,  such rating shall be no less than "A-"/"A3" (or equivalent  credit ratings if different rating categories are used).

      "Curative Steps" has the meaning provided in Section 4.1(b).

      "Cushion" has the meaning provided in Section 3.3(a).

      "Cushion/Volatility Matrix" has the meaning provided in Section 3.3(a).

      "Custodian"  means  JPMorgan  Chase Bank as  Custodian  pursuant  to the
Custodian  Agreement or any successor custodian of the Fund's assets appointed by the Trust's Board of Trustees.

      "Custodian  Agreement" means the Custodian  Agreement,  dated August 16,
2002,  as amended  with  respect to the Trust on October 2, 2003,  between the
Custodian  and the Adviser,  as such contract may be amended from time to time or any agreement providing for the custody of the Fund's assets.

      "Daily  Report"  means a report in the form of the  sample  attached  as
Schedule 1 hereto.

      "Declaration of Trust" means the Trust's  Declaration of Trust, dated as of August 12, 2003, as amended and in effect from time to time.

      "Defeasance Portfolio" has the meaning provided in Section 4.2(a).

      "Determination Notice" has the meaning provided in Section 4.1(d).

      "Early  Close  Exchange  Business  Day"  has  the  meaning  provided  in
Section 4.1(a).

      "Effective  Date"  means the date on which the  conditions  set forth in
Section 2.3(b) are satisfied.

       "Eligible  Equity  Investments"  means Class Y shares of the Underlying
Fund.

      "Eligible  Fixed-Income  Investments" means U.S. Government  Securities,
Cash, Cash Equivalents and Corporate Bonds.

      "Equity  Portfolio"  means the portion of the Fund's assets  invested in
Eligible  Equity   Investments  at  any  time  during  the  Protected  Period, including Cash and Cash  Equivalents  deemed allocated to the Equity Portfolio pursuant to Section 3.2(a)(iii).

      "Equity  Portfolio Sector  Weighting" means, with respect to any Sector, the  amount,  expressed  as a  percentage  of the  Market  Value of the Equity
Portfolio,  invested  in  such  Sector  by the  Fund  indirectly  through  its investment in Class Y shares of the Underlying Fund.

      "Equity Portfolio Value" has the meaning provided in Section 3.3(b).

      "Equity Portfolio  Weighting" means, with respect to any Eligible Equity
Investment,  the amount,  expressed as a percentage of the Market Value of the
Equity  Portfolio,  invested in such  Eligible  Equity  Investment by the Fund indirectly through its investment in Class Y shares of the Underlying Fund.

      "Equity Weighting Limit" means 6.5%.

      "Excess  Allocation"  means  (i) with  respect  to any  Eligible  Equity
Investment,  the amount (if any) by which the Equity  Portfolio  Weighting  of such Eligible Equity  Investment  exceeds the Equity  Weighting Limit and (ii)
with  respect  to any  Sector,  one-half  of the  amount (if any) by which the
Equity  Portfolio Sector Weighting of such Sector exceeds the Sector Weighting
Limit.

      "Excess Fees" has the meaning provided in Section 2.6(c).

      "Exchange  Business  Day"  means any day other  than a day on which both the New York  Stock  Exchange  and the NASDAQ  National  Market are closed for business.

      "Extended Cure Time" has the meaning provided in Section 4.1(a).

      "Extraordinary  Expenses"  means  all Fund  Fees and  Expenses  that are incurred  or  accrued  by the  Fund  other  than  in its  ordinary  course  of business,  including by way of example only and not intended as an  exhaustive list,  (i) all costs of defending or  prosecuting  any claim or  litigation to which the Fund is a party,  (ii) any  amount in  judgement  or  settlement  or
indemnification   expenses   incurred  by  the  Fund,   and  (iii)  any  other
non-recurring or non-operating expenses.

      "Fee Payment Date" has the meaning provided in Section 2.4.

      "Financial Warranty" has the meaning provided in the recitals.

      "Financial   Warranty   Amount  Limit"  has  the  meaning   provided  in
Section 2.1.

      "Financial Warranty Fee" has the meaning provided in Section 2.4.

      "Fixed-Income   Portfolio"  means  the  portion  of  the  Fund's  assets
invested  in  Eligible  Fixed-Income   Investments  at  any  time  during  the
Protected  Period,   but  excluding  any  Cash  and  Cash  Equivalents  deemed
allocated to the Equity Portfolio pursuant to Section 3.2(a)(iii).

      "Force  Majeure  Event"  means  any act of God  (such as an  earthquake, flood,  fire, storm,  epidemic and any other natural physical  disaster),  war
(declared  or  undeclared),  act of war,  conditions  due to war  (such  as an invasion,  acts of  hostilities,  embargo,  blockage  or other  enemy  action, revolution or rebellion),  civil  commotion,  riot,  insurrection,  explosion, terrorist  acts,  seizure or act of sabotage or  expropriation  or  compulsory acquisition by any Government Authority or any Person.

      "Fund" has the meaning provided in the preamble.

      "Fund  Beta"  means,  at any time,  the  amount,  as  determined  by the
Calculation  Agent,  equal to (i) the covariance  between the daily percentage change in the SPX and the daily  percentage  change in the Underlying Fund NAV
Per Share  (adjusted for  distributions),  divided by (ii) the variance of the daily percentage  change in the SPX, both computed using the most recent sixty such percentage changes at such time.

      "Fund   Confidential   Information"   has  the   meaning   provided   in
Section 9.1(a).

      "Fund Fees and  Expenses"  means all fees,  costs,  charges and expenses incurred or accrued by the Fund,  including,  without  limitation,  management fees,  distribution  fees,  service fees, the Financial  Warranty Fees, Income
Taxes,  and any other expense  whether or not incurred in the ordinary  course of the Fund's business (including,  without limitation,  the cost of defending or prosecuting any claim or litigation to which the Fund is a party,  together with  any  amount  in  judgment  or  settlement  or  indemnification  expenses incurred by the Fund and any other  non-recurring or non-operating  expenses), but in all cases excluding any Investment Related Expenses.

      "Fund Parties" has the meaning provided in Section 5.2(c).

      "Fund Portfolio" has the meaning provided in Section 3.1.

      "Government  Authority"  means any  nation or  government,  any state or other  political  subdivision  thereof  and any entity  exercising  executive, legislative,  judicial,  regulatory or administrative  functions or pertaining to government, including any self-regulatory organization.

      "Inception  Date"  means  the  third  Business  Day after the end of the
Offering Period.

      "Income Taxes" means U.S.  income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

      "Ineligible  Investments"  means a security  that is neither an Eligible
Equity Investment nor an Eligible Fixed-Income Investment.

      "Indemnified Party" has the meaning provided in Section 5.3(a).

      "Indemnifying Party" has the meaning provided in Section 5.3(a).

      "Investment  Advisers Act" means the Investment Advisers Act of 1940, as amended.

      "Investment Company Act" has the meaning provided in the recitals.

      "Investment Management Agreement" means the Management Agreement,  dated as of  October  9,  2003,  between  the  Trust on  behalf  of the Fund and the
Adviser.

      "Investment Related Expenses" means interest,  stamp,  transfer or other similar taxes,  brokerage  commissions,  transaction fees and other investment related costs.

      "Issued   Financial   Warranty  Amount"  has  the  meaning  provided  in
Section 2.2.

      "JPM VIEWS System" means the J.P.  Morgan VIEWS System or any equivalent successor  system  acceptable  to the  Warranty  Provider  in  its  reasonable discretion.

      "Lien" means any mortgage, pledge,  hypothecation,  assignment,  deposit arrangement,  encumbrance,  charge,  lien or security  interest  (statutory or otherwise) of any kind or nature whatsoever.

      "Litigation  Event"  means,  with respect to the Adviser or the Fund, as
applicable,   the  submission  of  any  claim  or  the   commencement  of  any
proceedings  by or against  such party,  and the proper  service of process of such party,  in any Federal,  state or local court or before any  governmental body or agency,  or before  any  arbitrator,  or the overt  threat of any such proceedings,  which,  if  adversely  determined  (or,  in the case of an overt threat,  if any claim  arising  from such threat were  adversely  determined), would  reasonably  be  expected  to have an Adverse  Effect in respect of such party.

      "Loans  for  Temporary  or  Emergency  Purposes"  means  loans  that are outstanding  for not more than 60 days (and are not extended or renewed) in an aggregate  amount not exceeding  five percent of the value of the total assets of  the  Fund  at  the  time  the  loans  are  borrowed,  in  conformity  with
Section 18(g) of the Investment Company Act.

      "Losses" has the meaning provided in Section 5.2(a).

      "Market Value" means the value of any security  determined in accordance with the Fund's  valuation  procedures  used to determine the value of its Net
Assets;  provided,  however,  that in the case of intraday  valuation,  Market
Value shall be determined  by the  Calculation  Agent based on current  market prices,  to the  extent  available  (or if not  available,  based  on the last quoted market price).

      "Maturity  Date" means the date that is the seventh year  anniversary of the Inception Date, but if that date is not an Exchange  Business Day or is an
Early  Close  Exchange  Business  Day,  the  Maturity  Date shall be the first
Exchange  Business Day thereafter that is not an Early Close Exchange Business
Day.

      "Maximum Equity Component" has the meaning given in Section 3.3(a).

      "Modified  Duration"  means,  with respect to any Corporate Bond or U.S.
Government  Security,  the  quotient  of  (a) the  weighted  average  term  to maturity of the cash flows  generated by such security  divided by (b) the sum of (i) one  plus  (ii) the  quotient  of  (A) the  yield to  maturity  of such security  divided by (B) the number of interest  payments on such security per year. For the purposes of this  calculation,  the number of interest  payments on any  non-interest  bearing  Corporate Bonds or U.S. Zeroes is assumed to be
two  per  year.   With  respect  to  a  portfolio  of  Eligible   Fixed-Income
Investments,  Modified  Duration  means an amount  equal to the average of the
Modified Duration of each such Eligible Fixed-Income  Investment,  weighted on the basis of the Market Values thereof.

      "Moody's" means Moody's Investors Service, Inc.

      "NAV Per Share" has the meaning provided in Section 2.6(d).

      "Net  Assets"  means the  Market  Value of the total  assets of the Fund minus its liabilities at the time of determination.

      "Notice" has the meaning provided in Section 5.3(a).

      "Objection Notice" has the meaning provided in Section 4.1(d).

      "Offering  Period"  means the initial  period during which the Shares of the  Fund  will  be  offered  for  sale  to  investors  as  described  in  the
Prospectus.  The Offering  Period may not be extended beyond February 27, 2004 without the prior written consent of the Warranty Provider.

      "Other Information" has the meaning provided in Section 9.1.

      "Permanent  Defeasance Date" is the date on which a Permanent Defeasance
Event occurs in accordance with Section 4.1(c).

      "Permanent Defeasance Event" has the meaning provided in Section 4.1(c).

      "Permitted Recipients" has the meaning provided in Section 9.2(a).

      "Person"  means a natural  person,  partnership,  corporation,  business
trust,  joint  stock  company,  trust,  unincorporated  association,   limited
liability  company,  joint  venture,  Government  Authority or other entity of whatever nature.

      "Portfolio Requirements" has the meaning provided in Section 3.1.

      "Potential  Trigger Event" means an event or  circumstance  which could, with the giving of notice,  lapse of time, the issuing of a certificate and/or fulfillment  of any  other  requirement  provided  for in  the  definition  of
"Trigger Event" become a Trigger Event.

      "Prospectus"   means  for  any  Class  of  Shares,  the  prospectus  and
statement  of  additional  information  pursuant  to which the  shares of such
Class  of  Shares  were  offered  for  sale,  as  the  same  may  be  amended, supplemented or modified and in effect from time to time.

      "Protected Amount Per Share" has the meaning provided in Section 2.6(e).

      "Protected  Period"  means the period  commencing  on and  including the
Inception Date to and including the Maturity Date.

      "PV" has the meaning provided in Section 3.3(a).

      "PV  Shortfall"  with respect to each Class of Shares,  means the Shares
Outstanding  for such Class of Shares  multiplied by the difference of the NAV
Per Share minus PV, if a negative number.

      "Registration Statement" has the meaning provided in Section 2.3(b)(v).

      "Regulatory  Change"  means with respect to the Adviser or the Fund,  as the case may be, any change in any law,  regulation or rule, or interpretation thereof,  by a  Governmental  Authority  with  respect to any statute to which such party is subject  (including,  as applicable,  the Investment Company Act and the Investment  Advisers Act) which has resulted in or would be reasonably expected to result in an Adverse Effect in respect of such party.

      "Regulatory  Event"  means with  respect to the Adviser or the Fund,  as the case may be, any governmental or regulatory action that limits,  suspends, or terminates  the rights,  privileges  or operation of such party,  which has resulted in or would be reasonably  expected to result in an Adverse Effect in respect of such party.

      "Representatives" has the meaning specified in Section 9.2(b).

      "Repurchase Agreements" means unleveraged repurchase  obligations,  with maturities  of not  more  than  seven  (7)  days,  with  respect  to any  U.S.
Government  Security  entered  into  with a  depository  institution  or trust company  (acting as  principal)  that  satisfies the criteria set forth in the definition  of Bank Deposits or entered into with a  broker-dealer  (acting as principal)  incorporated under the laws of the United States of America or any state  thereof  whose  obligations  are rated at least "P-1" by Moody's and at least "A-1" by  S&P  (or  equivalent  credit  ratings  if  different  rating categories are used),  in the case of short-term  obligations  or, in the case of long-term obligations, at least "Aa2" by Moody's and at least "AA" by S&P
(or equivalent credit ratings if different rating categories are used).

      "Requirements  of Law" means, as to any Person,  the charter and by-laws or other  organizational  or governing  document of such Person,  and any law, treaty,  rule, or regulation or  determination  of an arbitrator or a court or other  Government  Authority,  in each case applicable to or binding upon such
Person or any of its  property or to which such Person or any of its  property is subject.

      "Sector" means industry sectors  determined  using a third-party  source for  identifying  sectors  mutually  agreed  upon  by the  Warranty  Provider,
Adviser and Trust on behalf of the Fund.

      "Sector Weighting Limit" means 33%.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Service  Agreement"  means the Service  Agreement,  dated as of October
31, 2003, among the Custodian,  the Adviser,  the Trust on behalf of the Fund, and the Warranty Provider, as such agreement may be amended from time to time.

      "Shareholders" means the shareholders of the Fund.

      "Shares" means shares of beneficial interest of any class of the Fund.

      "Shares  Outstanding"  means on any day of determination,  the number of issued and  outstanding  shares with  respect to a Class of Shares,  excluding any Shares issued in violation of Section 3.1.

      "Shortfall Amount" has the meaning provided in Section 2.6(f).

      "S&P"  means  Standard & Poor's  Ratings  Services,  a  Division of The McGraw-Hill Companies, Inc.

      "SPX" means the S&P 500 Index or other  successor Index as determined by the Calculation Agent.

      "Subsidiary"   means  with  respect  to  any  Person,  any  corporation,
business  trust,  association  or other  business  entity of which  securities representing  50% or more of the combined  voting  power of the total  capital stock (or in the case of an association or other business  entity which is not a  corporation,  50% or more of the equity  interest)  is at the time owned or
controlled,   directly  or   indirectly,   by  that  Person  or  one  or  more
Subsidiaries of that Person or a combination thereof.

      "Termination Date" has the meaning provided in Section 10.1(a).

      "Total NAV" has the meaning provided in Section 2.6(g).

       "Tracking  Error" means, at any time, the amount,  as determined by the
Calculation  Agent,  equal to the  product of (i) the  square  root of 252 and
(ii)  the  standard  deviation  of the  daily  difference  between  the  daily percentage  change in the SPX  times  the Fund  Beta and the daily  percentage change in the  Underlying  Fund NAV Per Share  (adjusted  for  distributions), computed using the most recent sixty such percentage changes at such time.

      "Trade Date" has the meaning provided in Section 3.4(c).

      "Trading Information" has the meaning provided in Section 9.1.

      "Transaction  Documents" means this Agreement,  the Financial  Warranty, the Investment  Management  Agreement,  the Custodian  Agreement,  the Service
Agreement,  the Prospectus  and the  Registration  Statement  relating to each
Class of Shares,  as each may be amended,  supplemented or otherwise  modified from time to time.

      "Transition  Date" means the  Business Day after the end of the Offering
Period.

      "Trigger Event" means each event set forth in Section 4.1(a).

      "Trust" has the meaning provided in the preamble.

      "Underlying  Fund" means the  Oppenheimer  Main  Street Fund  (Bloomberg
Ticker "MIGYX"), a series of Oppenheimer Main Street Funds, Inc.

       "Underlying  Fund NAV Per  Share"  means,  on a per share  basis at the time of  determination,  the last  published  net asset value per share of the
Class Y shares of the Underlying Fund.

      "U.S.  Government  Securities" means non-callable general obligations of
(i) the  United  States  Treasury  backed by the full  faith and credit of the
United States of America or (ii) of any one of the  following  agencies of the
Federal  Government  of  the  United  States  of  America:   Federal  National
Mortgage  Association,  Federal Home Loan Mortgage  Corporation,  Federal Home
Loan  Bank,   Resolution  Funding  Corporation,   Financing   Corporation  and
Tennessee  Valley  Authority,  excluding in the case of  clause (ii)  any such obligations that are  rated  less  than "AAA" by S&P or less  than  "Aaa" by
Moody's.   U.S.  Government  Securities  shall  include  Separate  Trading  of
Registered  Interest and Principal of  Securities  (STRIPS),  Certificates  of
Accrual on Treasury  Securities  (CATS),  Treasury  Investment Growth Receipts
(TIGRs), and Generic Treasury Receipts (TRs).

      "U.S.  Zeroes" means U.S.  Government  Securities that are  non-interest bearing.

       "Volatility"  means,  at any time,  the amount,  as  determined  by the
Calculation  Agent,  equal to the  product of (i) the  square  root of 252 and
(ii) the standard  deviation of the daily percentage  change in the Underlying
Fund NAV Per  Share  (adjusted  for  distributions),  computed  using the most recent sixty such percentage changes at such time.

      "Warranty Provider" has the meaning provided in the preamble.

      "Warranty  Provider  Confidential  Information" has the meaning provided in Section 9.3(a).

      "Warranty Provider Parties" has the meaning provided in Section 5.2(a).

Section 1.2.      GENERIC  TERMS.  All words used herein shall be construed to be  of  such  gender  or  number  as  the  circumstances  require.  The  words
"herein," "hereby," "hereof" and "hereto," and words of similar import,  refer to this Agreement in its entirety and not to any particular paragraph,  clause or other  subdivision,  unless  otherwise  specified,  and Section and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II.

                  AMOUNT AND TERMS OF THE FINANCIAL WARRANTY

Section 2.1.      THE  FINANCIAL  WARRANTY.  The Warranty  Provider  agrees to issue the Financial  Warranty,  subject to the conditions set forth herein, on the Inception  Date, in an amount not to exceed $500 million (the  "Financial
Warranty Amount Limit"),  which amount may be adjusted pursuant to Section 2.2 and Section 2.3(c)(vii) hereof.

Section 2.2.      PROCEDURE  FOR  ISSUANCE  AND  CANCELLATION  OF  REMAINING
FINANCIAL  WARRANTY  LIMIT.  Not later than three  Business  Days prior to the last day of the  Offering  Period,  the  Trust  on  behalf  of the Fund  shall deliver to the Warranty  Provider a notice  specifying the expected  Inception
Date and the  projected  amount of the Financial  Warranty  (which shall be in the amount of the  Aggregate  Protected  Amount as of the close of business on the  Transition  Date and shall  not  exceed  the  Financial  Warranty  Amount
Limit).  Prior to 11:00 a.m.  (Eastern time) on the Inception  Date, the Trust on behalf of the Fund shall deliver to the Warranty  Provider a notice showing the  following,  in each case as of the close of  business  on the  Transition
Date:  (i) the  NAV Per Share for each Class of Shares,  and  (ii) the  Shares
Outstanding  of each Class of Shares.  The notice also shall  certify that the conditions  precedent in  Sections 2.3(b)(i)  through and  including  (vi) and
2.3(c) have been  satisfied.  Upon receipt of such notice and the  fulfillment of the applicable  conditions set forth in  Section 2.3  hereof,  the Warranty
Provider will issue the Financial  Warranty to the Trust on behalf of the Fund in the amount  specified in the  parenthetical  in the first  sentence of this
Section 2.2 (the "Issued Financial  Warranty  Amount").  The Warranty Provider
shall  not  incur  any   obligation  or  liability   hereunder  or  under  any
transaction   contemplated  by  any  other  Transaction  Document  during  the
Offering  Period.  Effective as of the date of the  issuance of the  Financial
Warranty by the Warranty  Provider in an amount equal to the Issued  Financial
Warranty  Amount,  the  Financial  Warranty  Amount  Limit  available  for the
Protection  Period shall be reduced to an amount equal to the Issued Financial
Warranty Amount.

Section 2.3.      CONDITIONS  PRECEDENT  TO  EFFECTIVENESS.  (a) Section  9.1,
Section 9.3  and Article V shall be effective  immediately  upon the execution of this Agreement.

(b)   Subject to  Section 2.3(c),  the effectiveness of all provisions of this
Agreement  (other  than this  Section 2.3(b),  Section  9.1,  Section 9.3  and
Article V hereof) is subject to the satisfaction of the following conditions:

(i)   Each  Transaction  Document (other than the Prospectus and  Registration
Statement)  shall be duly  authorized,  executed and  delivered by each of the parties  thereto and be in full force and effect and executed  counterparts of each such  Transaction  Document  shall have been  delivered  to the  Warranty
Provider.

(ii)  The Service  Agreement  shall provide that the  Custodian  will agree to
(A) receive  and  comply  with  instructions  from the  Warranty  Provider  in accordance  with Sections  4.1(c) and 4.2(a) and  (B) provide  to the Warranty
Provider  electronically  in a format  reasonably  acceptable  to the Warranty
Provider the records and access to the JPM VIEWS  System  required by Sections
3.4(c) and (d), respectively.

(iii) The Warranty  Provider  shall have  received  (A) a  certificate  of the
Secretary or Assistant  Secretary  of the Adviser,  dated as of the  Effective
Date, as to the  incumbency  and signature of the officers or other  employees of the Adviser  authorized to sign this  Agreement  and all other  Transaction
Documents  to which  the  Adviser  is a party,  in each  case on behalf of the
Adviser and certifying  that attached  thereto are true,  complete and correct copies of its  constituent  documents  and  resolutions  duly  adopted  by the
Adviser  authorizing  the  execution  and delivery of this  Agreement and such other  Transaction  Documents,  which  resolutions  have  not  been  modified, amended  or  rescinded  in any  respect,  are in full  force and effect on the
Effective  Date and  constitute  the most recent  resolutions  of the Board of
Directors of the Adviser relating to the transactions  contemplated hereby and thereby,  and (B) a good standing  certificate  from the Secretary of State of the State of Colorado regarding the Adviser.

(iv)  The Warranty  Provider  shall have  received  (A) a  certificate  of the
Secretary  or  Assistant  Secretary  of the Trust,  dated as of the  Effective
Date, as to the  incumbency  and signature of the officers or other  employees of the Trust  authorized  to sign  this  Agreement  and the other  Transaction
Documents to which the Trust is a party,  in each case on behalf of the Trust, and certifying that attached thereto are true,  complete and correct copies in draft form of  resolutions  duly adopted by the Board of Trustees of the Trust authorizing  the  execution  and  delivery  of this  Agreement  and such other
Transaction  Documents,  which resolutions have not been modified,  amended or rescinded in any respect,  are in full force and effect on the Effective  Date and  constitute  the most recent  resolutions  of the Board of Trustees of the
Trust relating to the transactions  contemplated hereby and thereby, and (B) a copy of the Declaration of Trust (including all amendments  thereto) in effect on the  Effective  Date  certified  as of a recent  date by the  Secretary  or
Assistant  Secretary  of the Trust and  certified  as of a recent  date by the
Secretary of the Commonwealth of Massachusetts.

(v)   The  Warranty   Provider  shall  have  received  a  certificate  of  the
Secretary,  Assistant  Secretary,  Treasurer  or  Assistant  Treasurer  of the
Trust,  dated  as of the  Effective  Date,  certifying  that  (A) the  Trust's registration  statement  on Form N-1A with  respect to each Class of Shares of the Fund (1) has been  prepared by the Trust in material  conformity  with the requirements  of the Acts and the  rules  and  regulations  of the  Commission thereunder,  and  (2) has  been  filed  with the  Commission  under  the Acts,
(B) true and complete  copies of such  Registration  Statement on Form N-1A as amended  are  attached  thereto  (such  registration  statement,  as it may be amended  from  time to time,  the  "Registration  Statement"),  excluding  any exhibits  thereto,  (C) the  Commission has not issued any order preventing or suspending the use of any  prospectus  relating to any Class of Shares and the
Fund has not received any notice from the Commission  pursuant to Section 8(e)
of the  Investment  Company Act with  respect to the  Registration  Statement,
(D) the  Registration  Statement and the Prospectus with respect to each Class of Shares of the Fund do not contain any untrue  statement of a material  fact or omit to state any material fact required to be stated  therein or necessary to make the statements  therein, in the light of the circumstances under which they were made, not misleading  (provided,  that such certification  shall not be required to address any  information  regarding the Warranty  Provider that has been  provided by the Warranty  Provider in writing for inclusion in or to be incorporated  by reference into the  Registration  Statement),  and (E) the shares of each Class of Shares of the Fund  conform in all  material  respects to the  description  thereof  contained  in  the  Registration  Statement  and
Prospectus with respect to such Class of Shares.

(vi)  The Warranty  Provider  shall have received (A) the opinion of Robert G.
Zack,  Esq.,  general  counsel to the Adviser,  in the form attached hereto as
Annex A-1  and (B) the opinion of Mayer  Brown Rowe & Maw LLP, counsel to the Trust, in the form attached hereto as Annex A-2.

(vii) All Transaction  Documents and proceedings,  documents,  instruments and other legal matters in connection with the  transactions  contemplated by this
Agreement  shall  be  reasonably  satisfactory  in form and  substance  to the
Warranty  Provider,  and the Warranty  Provider shall have received such other documents  in  respect  of any  aspect  or  consequence  of  the  transactions contemplated hereby or thereby as it shall reasonably request.

(viii) The  Adviser  and the Trust  shall have  received  the  opinion of
Morrison  & Foerster  LLP, counsel  to the  Warranty  Provider, in the form attached hereto as Annex B.

(ix)  The Adviser and the Fund shall have  received (A) a  certificate  of the
Secretary or Assistant  Secretary  of the Warranty  Provider,  dated as of the
Effective  Date,  as to  the  incumbency  and  signature  of the  officers  or employees of the Warranty  Provider  authorized to sign this Agreement and all other  Transaction  Documents  to which the Warranty  Provider is a party,  in each case on behalf of the Warranty  Provider,  and  certifying  that attached thereto are true,  complete and correct copies of its certificate of formation and operating  agreement  duly adopted by the Warranty  Provider,  authorizing the  execution  and  delivery  of this  Agreement  and such other  Transaction
Documents,  which  certificate  of formation and operating  agreement have not been  modified,  amended or rescinded  in any  respect,  are in full force and effect on the Effective  Date,  and (B) a good standing  certificate  from the
Secretary of State of the State of Delaware regarding the Warranty Provider.

(x)   The  Adviser  and the Fund shall  have  received  a  certificate  of the
Secretary or Assistant Secretary of Bank of America  Corporation,  dated as of the Effective Date,  certifying that attached  thereto are true,  complete and correct  copies of  resolutions  duly  adopted by Bank of America  Corporation authorizing the execution and delivery of the BAC Guaranty.

(xi)  The Warranty  Provider shall have delivered to the Trust (with a copy to the  Adviser)  the  guarantee  of  Bank of  America  Corporation  in the  form attached hereto as Exhibit B.

(xii) The  Warranty  Provider  shall have  delivered to the Trust on behalf of the Fund a  letter  setting  forth  the  information  regarding  the  Warranty
Provider and Bank of America  Corporation that the Warranty  Provider and Bank of America  Corporation  have provided for inclusion or to be  incorporated by reference into the Registration Statement.

(c)   The obligation of the Warranty Provider to issue the Financial  Warranty is subject to the  satisfaction  of the following  conditions on the Inception
Date:

(i)   Each of the  representations  and warranties made by the Adviser and the
Trust on behalf of the Fund in this  Agreement  shall be true and  correct  in all material  respects on and as of such date, and the Warranty Provider shall have  received  a  certification  from  each of the  Adviser  and the Trust on behalf of the Fund to such  effect as to the  representations  and  warranties made by it.

(ii)  The  Warranty   Provider  shall  have  received   "bringdowns"   of  the
certificates and other matters  referenced in Sections  2.3(b)(iii),  (iv) and
(v) and of the opinion referenced in Section 2.3(b)(vi)  through the Inception
Date.

(iii) No Trigger Event shall have occurred.

(iv)  No statute,  rule, regulation or order shall have been enacted,  entered or  deemed  applicable  by any  Government  Authority  which  would  make  the transactions  contemplated  by any of the  Transaction  Documents  illegal  or otherwise prevent the consummation thereof.

(v)   No suit,  action or other  proceeding,  investigation,  or injunction or final judgment  relating  thereto,  shall be pending or, to the best knowledge of the  Adviser or the  Trust,  threatened  before  any court or  governmental agency in which it is sought to restrain  or prohibit or to obtain  damages or other relief in connection with any of the Transaction Documents.

(vi)  There shall not have been an Adverse  Effect in respect of the  Adviser, the Trust, or the Fund since the date of this Agreement.

(vii) On the Inception Date, the Aggregate  Protected  Amount shall not exceed the Financial  Warranty  Amount Limit.  If,  during the Offering  Period,  the
Fund  expects to receive  subscriptions  for its Shares  which could result in the Aggregate  Protected Amount exceeding the Financial  Warranty Amount Limit as of the  close of  business  on the  Transition  Date,  then the Fund  shall consult  with the  Warranty  Provider.  If the  Warranty  Provider  agrees  to increase the  Financial  Warranty  Amount Limit in its sole  discretion,  this
Agreement will be amended accordingly.

(viii) A copy of the  Prospectus  with respect to each Class of Shares of the Fund shall have been delivered to the Warranty Provider.

(ix)  The  Warranty   Provider  shall  have  received  a  certificate  of  the
Secretary  or  Assistant  Secretary  of the Trust,  dated as of the  Inception
Date,  certifying that attached thereto are true,  complete and correct copies of its  resolutions  duly  adopted  by the  Board  of  Trustees  of the  Trust authorizing  the  issuance  of each  Class of Shares of the Fund in respect of which the  Warranty  Provider  is  providing  the  Financial  Warranty,  which resolutions have not been modified,  amended or rescinded in any respect,  are in full force and effect on the Effective  Date and constitute the most recent
resolutions   of  the  Board  of  Trustees  of  the  Trust   relating  to  the
transactions contemplated hereby and thereby.

(x)   The  Warranty   Provider  shall  have  received  a  certificate  of  the
Secretary or Assistant  Secretary  of the Adviser,  dated as of the  Inception
Date,  certifying  that  the Fund  Portfolio  as of the  Inception  Date is in compliance with the Portfolio Requirements.

(xi)  The parties shall have provided the notice  procedures  contemplated  by
Section 11.2(b), if applicable.

(xii) The Registration  Statement (or the most recent  amendment  thereto) has been declared effective by the Commission.

(xiii) Within 10 days after the  Effective  Date,  the Warranty  Provider shall have  received the opinion of Dechert  LLP,  special New York counsel to the Adviser, in the form attached hereto as Annex A-3.

Section 2.4.      FINANCIAL  WARRANTY  FEE. In  consideration  of the issuance by the Warranty Provider of the Financial Warranty,  the Fund shall pay to the
Warranty  Provider a fee in an amount equal to (a) prior to the  occurrence of a  Permanent  Defeasance  Event,  0.475%  per annum of the  average  daily Net
Assets of the Fund during each calendar  month in the Protected  Period or (b)
following the occurrence of a Permanent  Defeasance Event,  0.35% per annum of the average  daily Net Assets of the Fund during  each  calendar  month in the
Protected Period  (collectively,  the "Financial Warranty Fee"), in each case, payable  monthly  in  arrears  on the  tenth  Business  Day  of the  following calendar  month  (each a "Fee  Payment  Date").  The  Financial  Warranty  Fee payable on each Fee Payment  Date will be  calculated  based on a 360 day year for the actual  number of days  elapsed.  The  obligation to pay the Financial
Warranty Fee that has accrued  hereunder  shall  survive  termination  of this
Agreement to the extent not paid in full prior to such termination.

Section 2.5.      AGGREGATE SHORTFALL AMOUNT;  ADJUSTMENT TO PROTECTED AMOUNT
                  PER SHARE.

(a)   Unless this Agreement  shall have  terminated in accordance with Article
X, for ten  Business  Days  commencing  on the  third  Business  Day after the
Maturity Date, the Fund shall be entitled to draw upon the Financial  Warranty
in  an  amount  equal  to  the  Aggregate   Shortfall   Amount,  if  any.  The
calculation  and  accuracy  of  the  Aggregate   Shortfall  Amount  determined
hereunder  shall be certified by the  Calculation  Agent on the first Business
Day following the Maturity Date. The  Calculation  Agent shall  determine such
Aggregate Shortfall Amount in a good faith commercially  reasonable manner and provide such  certification  to the Adviser or the Trust within three Business
Days following the Maturity Date.

(b)   The  Protected  Amount  Per Share  with  respect to each Class of Shares shall be reduced as follows:

(i)   Dividends  and  distributions  attributable  to each Share of a Class of
Shares will reduce the  Protected  Amount Per Share of such Class of Shares to an amount equal to the Protected  Amount Per Share for such Class of Shares on the  immediately  preceding  Exchange  Business  Day divided by the sum of one plus the  quotient  of (a) the  amount  of any  Distribution  Per  Share  with respect  to such Class of Shares  effective  since the  immediately  preceding
Exchange  Business  Day and (b) the NAV for such  Class of Shares at the close of business on the Exchange  Business Day that such Distribution Per Share was effective;

(ii)  Excess  Fees  attributable  to each  Share  of a Class of  Shares  shall reduce the  Protected  Amount Per Share to an amount  equal to the  product of
(a) the  Protected  Amount Per Share for such Class  immediately  prior to the time that such Excess Fees are  accrued  with  respect to such Class and (b) a fraction,  the  numerator  of which  shall be the NAV Per Share for such Class immediately  after such Excess Fees are accrued and the  denominator  of which shall be the NAV Per Share for such Class  immediately  prior to the time that such Excess Fees are accrued;

(iii) The  Shares of a Class that are issued  during the  Protected  Period in violation of  Section 3.1  shall not be included in the Shares  Outstanding of such Class; and

(iv)  In the event of changes in accounting  practices for the Fund from those used  on the  Transition  Date or  corporate  actions  or  other  events  that otherwise  would result in an increase in the Protected  Amount Per Share with respect to a Class of  Shares,  appropriate  adjustments  shall be made by the
Warranty  Provider to the Protected Amount Per Share for such Class or the way such Protected  Amount Per Share is calculated to the extent deemed  necessary by  the  Warranty  Provider  to  preserve  the  economic  equivalent  of  this
Agreement and the Financial  Warranty.  The Warranty  Provider  shall promptly notify the Trust and the  Adviser  of any such  adjustments.  The Fund  agrees that no such  changes,  actions  or events may be made or taken by the Fund or
Adviser  without the prior  written  consent of the Warranty  Provider,  which consent shall not be  unreasonably  withheld if, in the reasonable  discretion of the Warranty Provider,  any such change,  action or event does not increase the  Warranty  Provider's  liabilities  or  risks  or  decrease  the  Warranty
Provider's economic bargain under any Transaction Document.

Section 2.6.      CERTAIN DEFINED TERMS.

(a)   "Aggregate Protected Amount" means the sum of the products,  for each of the  Class A Shares,  Class B Shares  and  Class C  Shares,  of the  Protected
Amount Per Share of each Class of Shares  and the Shares  Outstanding  of such
Class.

(b)   "Aggregate  Shortfall  Amount" means the sum of the Shortfall Amount, if any, of each of the Class A Shares,  Class B Shares and Class C Shares,  which shall never exceed the Aggregate  Protected Amount as of the close of business on the Maturity Date.

(c)   "Excess  Fees"  means (i) on or prior to the  occurrence  of a Permanent
Defeasance Event, any  Extraordinary  Expenses incurred or accrued by the Fund which would give rise, directly or indirectly,  to a PV Shortfall or increase, directly  or  indirectly,  an existing PV  Shortfall,  but for the  adjustment required  under Section  2.5(b)(ii),  and (ii)  following the  occurrence of a
Permanent  Defeasance Event, any Fund Fees and Expenses incurred or accrued by the Fund that exceed  1.30% per annum of the  average  daily Net Assets of the
Fund for the Class A Shares,  2.05% per annum of the average  daily Net Assets of the Fund for the Class B Shares  and 2.05% per annum of the  average  daily
Net Assets of the Fund for the Class C Shares.

(d)   "NAV Per  Share"  means  with  respect  to each Class of Shares on a per share basis at the time of  determination,  the last published net asset value per Share for such Class.

(e)   "Protected  Amount Per Share" at any time on any day and with respect to each  Class of  Shares on a per  share  basis  means the NAV Per Share of such
Class of Shares as of the close of business on the Transition Date.

(f)   "Shortfall  Amount" with respect to each Class of Shares is deemed to be the Shares  Outstanding of such Class of Shares  multiplied by the difference, if positive,  between the  Protected  Amount Per Share as determined as of the close of  business  on the  Maturity  Date for such Class in  accordance  with
Section  2.6(e)  and the NAV Per  Share  as of the  close of  business  on the
Maturity Date for such Class.

(g)   "Total NAV" means the sum of the  products,  for each of Class A Shares,
Class B Shares  and  Class C Shares at the time of  determination,  of the NAV
Per Share for each  Class and the  Shares  Outstanding  of such  Class at such time.

ARTICLE III.

                            MANAGEMENT OF THE FUND

Section 3.1.      GENERAL.  During the  Protected  Period,  the Fund shall not issue  additional  Shares  (including  through  an  exchange  of  Shares or in connection  with any  merger,  reorganization,  acquisition  or other  similar transaction),  except in  connection  with the  reinvestment  of dividends and distributions  by the Fund to its Shareholders in respect of the Shares or the transfer  of Shares that does not result in an increase in the Shares that are
issued  and   outstanding.   Except  as  set  forth  in  Section 4.2   hereof,
commencing on the Inception  Date, all of the Fund's assets shall be allocated between the Equity Portfolio and  Fixed-Income  Portfolio  (collectively,  the
"Fund  Portfolio")  and  such  assets  shall be  invested  and  reinvested  in accordance  with the provisions  set forth in this Article III  (collectively, the  "Portfolio  Requirements").  The  Adviser  shall  fairly and  objectively interpret  the Portfolio  Requirements,  consistent  with the intent  thereof.
The Adviser  shall  consult with the Warranty  Provider as to any  requirement contained  herein which, in the Adviser's  reasonable  opinion,  is not clear, including  without  limitation the  permissibility  or  classification  of any investment  (including any types of investment  that may be used in the market during the term of this  Agreement  that were not  widely  used as of the date hereof),  the valuation  methodology  applicable thereto,  and the methodology used to calculate  and report to the  Warranty  Provider  compliance  with the
Portfolio Requirements.

Section 3.2.      RESTRICTIONS ON INVESTMENTS.

(a)   During the Protected Period,  the Fund Portfolio shall be subject to the
following  Portfolio   Requirements,   the  compliance  with  which  shall  be
determined  as of the close of business  on each  Exchange  Business  Day on a trade date basis and with respect to  subsection (i)  below, as of any time on any Exchange Business Day:

(i)   subject to this Article III and  Section 4.2,  the Fund's  assets may be invested  only  in  Eligible  Equity  Investments  and  Eligible  Fixed-Income
Investments;

(ii)  the Market  Value of the portion of the Fund's  assets  allocated to the
Equity  Portfolio,  calculated  as a percentage  of the Total NAV of the Fund, shall not exceed the Maximum  Equity  Component as of the close of business on any  Exchange  Business  Day and  shall be zero in the  event  of a  Permanent
Defeasance  Event;  provided  that,  for purposes of  determining  whether the
Fund's assets  allocated to the Equity  Portfolio are in excess of the Maximum
Equity  Component,  any Fund assets that are Ineligible  Investments  shall be deemed to be allocated to the Equity Portfolio;

(iii) any Cash and Cash  Equivalents  held by the Fund  during  the  Protected
Period (in the absence of a Permanent  Defeasance Event),  shall be considered allocated to the  Fixed-Income  Portfolio to the extent that such  investments constitute up to 5% of the Fund's assets on any Exchange  Business Day and any portion, if any, in excess of such 5% threshold shall be considered  allocated to the Equity  Portfolio;  provided,  that during the period commencing on the date that is 120 days prior to the  Maturity  Date and ending on the  Maturity
Date,  all Cash  and Cash  Equivalents  held by the Fund  shall be  considered allocated to the Fixed Income Portfolio;

(iv)  the portion of the Fixed-Income  Portfolio  invested in U.S.  Government
Securities,  calculated as a percentage,  shall be 100% (exclusive of any Cash and Cash  Equivalents);  provided,  that the Warranty Provider may in its sole discretion  at any time,  and upon notice to the  Adviser,  impose a different
percentage  or  percentage   range   limitation  on  the  investment  in  U.S.
Government Securities under this Section 3.2(a)(iv);

(v)   the  portion  of  U.S.  Government  Securities  included  as part of the
Fixed-Income  Portfolio  that is  invested  in U.S.  Zeroes,  calculated  as a percentage,  shall be at least 50%;  provided,  that the Warranty Provider may in its sole  discretion at any time, and upon notice to the Adviser,  impose a different  percentage or percentage range limitation on the investment in U.S.
Zeroes under this Section 3.2(a)(v);

(vi)  all Cash  Equivalents  and U.S.  Zeroes  shall  mature no later than one month after the Maturity Date;

(vii) all U.S.  Government  Securities shall mature no earlier than six months prior to the Maturity Date;

(viii) the Fixed-Income  Portfolio (excluding Cash and Cash Equivalents), in the aggregate,  shall have a Modified Duration equal to the period from the date of determination to the Maturity Date plus or minus three months;

     (ix) the  weighted  average  rating by S&P  (determined  at the time of acquisition) of any portion of the Fixed-Income Portfolio allocated to Corporate
Bonds,  if any, shall be at least A+ (or  equivalent  credit rating if different rating categories are used); and

(x)   to the  extent  that  any  portion  of  the  Fixed-Income  Portfolio  is allocated to Corporate Bonds,  such  investments  shall be limited so that the
Corporate  Bonds of a  single  issuer  do not  represent  more  than 5% of the assets of the Fund allocated to Corporate Bonds.

Section 3.3.      ALLOCATION AND REALLOCATION OF FUND'S ASSETS.

(a)   The  "Maximum  Equity  Component"  on any  Exchange  Business  Day, as a
percentage  of the Fund's  Total NAV,  means the  smallest  Equity Limit for a
Class of Shares, determined in accordance with the formula set forth below:

Equity Limit
for a Class
of Shares   = ((NAV Per Share - PV)/NAV Per Share)/Cushion, in each case with respect to that Class (or zero in the event that the Equity Limit for a Class of Shares is less than 0.025; provided, that the
            Equity Limit for a Class of Shares shall not exceed 100% at any time);
where,

NAV Per Share has the meaning set forth in Section 2.6(d);

PV          = the product of (i) the Adjusted Discount Factor and (ii) the
            Protected Amount Per Share, in each case with respect to the relevant Class;

where,

Adjusted
Discount
Factor      = with  respect  to each  Class of  Shares,  means  the  following quotient as determined by the Calculation  Agent in a commercially reasonable  manner and  communicated  to the Adviser prior to 4:00
            p.m.  (Eastern time) on each Exchange  Business Day (and if not so communicated,  the Adjusted  Discount Factor last  communicated to the  Adviser by the  Calculation  Agent):  (i) the  present  value discount factor  representing the theoretical price,  expressed as a percentage  of par, of a  theoretical  zero coupon bond maturing on the Maturity  Date,  the yield of which is consistent  with the
            Benchmark Yield Curve as of the date of determination  and (ii) an amount,  based on the Fee  Factor  of the  relevant  Class and the time (in years) remaining to the Maturity Date,  determined by the
            Calculation Agent as follows:

Fee Factor  = 0.0130  for the  Class A Shares,  0.0205  for the Class B Shares
            and 0.0205 for the Class C Shares;

Cushion     = the percentage  set forth opposite the applicable  Volatility in the table attached hereto as Schedule 2 (the  "Cushion/Volatility
            Matrix"),  as adjusted  pursuant to  Sections  3.3(c),  3.4(d) and
            4.1(c),  or a  lower  number  as may  be  chosen  by the  Warranty
            Provider  at its sole  discretion.  In no case  shall the  Cushion exceed 100%;

t           = the time, in years, remaining until the Maturity Date.

(b)   The Adviser shall cause the net asset value  attributable  to the Equity
Portfolio  to be  calculated  as of the  close of  business  on each  Exchange
Business Day in the manner  described in the Prospectus and in accordance with the  Investment  Company Act (the  "Equity  Portfolio  Value") and the Maximum
Equity  Component as of the close of business on each  Exchange  Business Day;
provided that such  determination  of the Maximum  Equity  Component  shall be subject  to review  and  confirmation  by the  Warranty  Provider  in its sole discretion.  If the Equity  Portfolio,  as a percentage of Total NAV,  exceeds the Maximum Equity Component  determined in accordance with  Section 3.3(a) as of the close of  business  on any  Exchange  Business  Day,  then  during  the immediately  succeeding Exchange Business Day the Adviser must sell assets and reallocate  a portion of the Fund's  assets from the Equity  Portfolio  to the
Fixed-Income  Portfolio  such that the  allocation to the Equity  Portfolio is less  than or  equal  to the  Maximum  Equity  Component.  In the  event  of a violation  of  Section 3.2(a)(i),  then  within the cure  period  provided  in
Section  4.1(a)(ii),  the Adviser must sell assets and  reallocate  the Fund's assets to the extent  necessary  so that the Fund  Portfolio  does not include investments other than Eligible Equity  Investments and Eligible  Fixed-Income
Investments  and the  Equity  Portfolio  is less than or equal to the  Maximum
Equity  Component.  It is the  intention  of the  parties  that the formula in
Section 3.3(a)  results in the Fund's Net Assets being allocated such that the
Equity  Portfolio may withstand a percentage  decline equal to the Cushion and still  provide for payment in full of the  Aggregate  Protected  Amount on the
Maturity  Date;  provided,  however,  that the  obligation of the Fund and the
Adviser shall be to manage the Fund Portfolio in accordance  with the terms of this Agreement.

(c)   Notwithstanding   any  of  the  foregoing,   if  as  determined  by  the
Calculation  Agent in its sole discretion at any time on any Exchange Business
Day, (i) either the SPX or the Aggregate  Market Value of the Equity Portfolio
declines  10% or more  from  the  level or value  thereof  as of the  close of business on the prior  Exchange  Business Day, (ii) the Tracking Error exceeds
12%, or (iii) the  Underlying  Fund has made, or announced that it shall make, any  redemptions-in-kind,  then the Warranty  Provider may, upon notice to the
Adviser and in its sole  discretion,  adjust the  Cushion.  Such  notification shall be provided by the  Warranty  Provider  or, at the  Warranty  Provider's
direction,  the Calculation  Agent and shall specify the adjusted  Cushion and the Maximum  Equity  Component  recalculated  using such  adjusted  Cushion as determined  by the  Calculation  Agent in its  sole  discretion.  The  Adviser shall,  upon receipt of such  notification  and as soon as  practicable,  sell assets and reallocate  the Fund Portfolio to the extent  necessary so that the
Equity  Portfolio,  as a percentage of the Total NAV, is less than or equal to the  Maximum  Equity  Component  provided  by the  Calculation  Agent  in such notification,  it being agreed that such rebalancing shall be completed by the close of business on the Exchange  Business Day on which such  notification is given if the  notification  is  received by the Adviser at or before 1:00 p.m.
(Eastern  time)  (provided,  that  should the Adviser  fail to  complete  such rebalancing  within  such time,  it shall have taken  steps,  including  being actively  engaged  in the  sale  of  portfolio  securities,  to  achieve  such rebalancing  within such time) or by the end of the next  succeeding  Exchange
Business  Day if the  Adviser  receives  such  notification  after  1:00  p.m.
(Eastern  time).  The  Cushion  shall  remain as so  adjusted  (and as further adjusted to such smaller  percentage as determined by the Warranty Provider in its sole  discretion)  until (x) in the case of any adjustment  resulting from clause (i) above,  until  there have been ten  consecutive  Exchange  Business
Days without an intraday  increase or decrease of 4% or more of the SPX, after which the Cushion  shall be adjusted to no more than 1.2 times the  percentage set  forth  opposite  the  applicable  Volatility  in  the  Cushion/Volatility
Matrix,  which  percentage  shall be adjusted back to the percentage set forth opposite the  applicable  Volatility  in the  Cushion/Volatility  Matrix after sixty  calendar  days,  or such lower  Cushion as  determined  by the Warranty
Provider in its sole discretion,  (y) in the case of any adjustment  resulting from clause (ii) above,  there have been sixty  consecutive  calendar  days on which the  Tracking  Error  does not  exceed  8%, or (z) in the case of clause
(iii)  above,  the  Warranty  Provider   otherwise   determines  in  its  sole
discretion.

(d)   If at any time during the Protected  Period the allocation to the Equity
Portfolio  exceeds the Maximum Equity  Component,  the Adviser shall cause the
Fund to not acquire any additional  Eligible  Equity  Investments  until after the  allocation to the Equity  Portfolio has been reduced to below the Maximum
Equity Component.

(e)   Notwithstanding  any other provision  hereof,  if the Warranty  Provider determines in its  reasonable  discretion  that the Fund is not complying with any  Portfolio  Requirement,  the  Warranty  Provider  shall have the right to notify the Adviser of such  violation  and direct the Adviser to promptly take such  action  as the  Warranty  Provider  shall  determine  in its  reasonable discretion  to be  necessary  to cause the Fund to comply  with the  Portfolio
Requirements  (it being  understood  that the Warranty  Provider  shall not be entitled to direct the Adviser to sell any  specific  equity  security  unless such equity security is not an Eligible Equity Investment).

(f)   On each Exchange  Business Day, the  Calculation  Agent shall  calculate the  Aggregate  Excess  as of the  close of  business  on the  prior  Exchange
Business Day based on the report  received from the Custodian and shall report such  calculation  to the Adviser by 1:00 p.m. on such Exchange  Business Day.
Notwithstanding  any of the  provisions  herein  relating to adjustment of the
Cushion,  if, as of the close of business on any  Exchange  Business  Day, the
Aggregate  Excess is greater than zero,  then the Warranty  Provider may, upon notice to the Adviser and in its sole  discretion,  further adjust the Cushion in effect  for such day such that the  Cushion,  after  giving  effect to such adjustment,  equals the sum of (i) the  Aggregate  Excess and (ii) the product of (A) the  Cushion  in effect  prior to any  adjustment  under  this  Section
3.3(f) and (B) 1 minus the Aggregate Excess.

Section 3.4.      REPORTS; ACCESS TO INFORMATION.

(a)   (1) No later than 9:30 a.m.  (Eastern time) on each Exchange  Business
Day, the Adviser shall transmit to the Warranty  Provider the Daily Report for such date reflecting the  calculations  performed by the Adviser for the prior
Exchange  Business Day in accordance  with  Section 3.3(b).  Such Daily Report shall  specify  whether  any  portion  of the  Total  NAV has been  determined pursuant to fair value pricing,  identifying the particular portfolio security or  securities  that were valued using fair value  pricing and the  procedures used to make such determination,  and which shall also include the information described  below in each case as of the  close of  business  on such  Exchange
Business Day:

(i)   the Market Value of the Equity  Portfolio  and the  percentage  that the
Market Value of the Equity Portfolio represents of Total NAV;

(ii)  the number of Class Y shares of the Underlying Fund held by the Fund;

(iii) the  percentage of the Total NAV of the Fund  allocated to Cash and Cash
Equivalents;

(iv)  the Market Value of the Fixed-Income Portfolio;

(v)   a list  of all of the  Eligible  Fixed-Income  Investments  held  by the
Fund,  including  the Market Value of each such  security  and the  percentage each such security represents of the Total NAV of the Fund;

(vi)  the Total NAV of the Fund and  whether  any  portion of the Total NAV of the Fund has been determined  pursuant to fair value pricing,  identifying the particular  portfolio security or securities that were valued using fair value pricing and the procedures used to make such determination;

(vii) the Shares Outstanding for each Class of Shares;

(viii) the NAV per Share for each Class of Shares;

(ix)  the Protected Amount Per Share for each Class of Shares; and

(x)   a list of all Ineligible Investments held by the Fund, if any.

                  (2)   On the second to last  Exchange  Business  Day of each
week,  the Daily  Report shall also include as of the close of business on the last  Exchange  Business Day of the prior week,  the Equity  Portfolio  Sector
Weighting and the Equity  Portfolio  Weighting with respect to the prior week;
provided,  however,  that if at any time  after  the  delivery  of such  Daily
Report the  Adviser  becomes  aware of a change in any item  reported  in such
Daily  Report  that  would  cause a change in the  calculation  of the  Equity
Portfolio  Sector  Weighting or the Equity  Portfolio  Weighting,  the Adviser
shall immediately notify the Warranty Provider of such change.

                  (3)   On the last Exchange  Business Day of each month,  the
Adviser shall transmit to the Warranty Provider a report  identifying the Fund
Portfolio  as of the last  Exchange  Business  Day of the  month  ended  three months prior to such month.

(b)   If on any  Exchange  Business Day the Adviser  shall fail to  reallocate the Fund  Portfolio  in  accordance  with  Section 3.3(b),  the Adviser  shall provide the Warranty  Provider  with written  notice of such failure  prior to
9:00 a.m.  (Eastern  time) on the  following  Exchange  Business  Day and,  if applicable, written notice of the cure of such failure.

(c)   The  Adviser  shall  cause the  Custodian  to  provide  to the  Warranty
Provider  electronically  in a format  reasonably  acceptable  to the Warranty
Provider not later than 9:00 a.m.  (Eastern  time) on each  Exchange  Business
Day (i) a copy of the records it  maintains  with respect to the assets of the
Fund as of the  close of  business  on the  prior  Exchange  Business  Day and
(ii) a list of all of the Fund's  trades during such prior  Exchange  Business
Day (such Exchange Business Day, a "Trade Date").

(d)   The  Adviser  shall  arrange  for the  Warranty  Provider  to be able to continuously  view and monitor the Fund  Portfolio by causing the Custodian to give the Warranty  Provider  access to the JPM VIEWS  System.  If the Warranty
Provider is denied such access at any time, the Warranty  Provider may, in its sole  discretion,  adjust  the  Cushion  until  such  time as such  access  is restored;  provided,  that the  Cushion  shall not be reduced  if the  Adviser provides the Warranty  Provider with an alternative  source of the information provided by the JPM VIEWS System that is acceptable  to the Warranty  Provider in its reasonable  discretion.  The Warranty Provider shall notify the Adviser and the Fund of the Warranty  Provider's exercise of remedies pursuant to this
Section 3.4(d).

Section 3.5.      INTENT.  The economic  intent of the Portfolio  Requirements is to ensure  that the Fund's Net Assets are at least  equal to the  Aggregate
Protected  Amount  on the  Maturity  Date.  The  Fund  will  not use  leverage
(excepting  from the  scope of the term  "leverage,"  Loans for  Temporary  or
Emergency  Purposes);  provided,  that the foregoing  restriction shall not be deemed to apply to the  Underlying  Fund.  To the extent that the  instruments which the Fund is permitted to invest in have implicit,  embedded or synthetic leverage,  the Portfolio Requirements are intended to prevent the Adviser from using such  implicit,  embedded or synthetic  leverage to materially  increase the loss that the Fund  would  experience  in the  event of a  decline  in the
Fund's  Net  Assets,  compared  to a fully  invested  portfolio  that  did not include such investments.

ARTICLE IV.

                                TRIGGER EVENTS

Section 4.1.      TRIGGER EVENTS.

(a)   The  following  events  shall  constitute   Trigger  Events   hereunder;
provided,  however, that in the event the New York Stock Exchange closes early on any Exchange  Business Day due to extraordinary or other  circumstances (an
"Early Close  Exchange  Business  Day"),  the cure  periods  specified in this
Section 4.1(a)  will be automatically  extended such that on the next Exchange
Business  Day  following  the Early  Close  Exchange  Business  Day,  the cure periods  will  continue  for the  amount  of time  lost  on such  Early  Close
Exchange  Business Day due to such early close (the "Extended Cure Time") (for the avoidance of doubt,  should the next  Exchange  Business Day following the
Early Close  Exchange  Business Day also be an Early Close  Exchange  Business
Day, the cure period will continue for as long as Extended Cure Time remains):

(i)   Any  failure at any time to comply  with the  covenant  set forth in the first sentence of Section 3.1;

(ii)  Any   failure   at  any  time  to   comply   with  the   provisions   of
Section 3.2(a)(i),  if such failure is not cured (A) on the Exchange  Business
Day on which  the  Adviser  becomes  aware of such  violation  if the  Adviser becomes aware of such violation  prior to 1:00 p.m. on such Exchange  Business
Day,  and (B) by  12:00  p.m.  on the  Exchange  Business  Day  following  the
Exchange  Business Day on which the Adviser  becomes aware of such  violation, if the Adviser  becomes  aware of such  violation  subsequent  to 1:00 p.m. on such first Exchange Business Day;  provided,  that the Adviser shall be deemed to be aware of such  violation if such  violation  has been in  existence  for three Exchange Business Days;

(iii) Any failure at any time to comply with Section 3.3(c);

(iv)  Any   failure  at  any  time  to  comply  with   Section 3.2(a)(ii)   or
Section 3.3  (other  than  Section 3.3(c)),  unless  cured  by the  end of the
Exchange  Business  Day  following  the  Exchange  Business  Day on which such violation occurred;

(v)   Any  violation of Article III (other than a violation of Section  3.4(d)
arising  because  the  Warranty  Provider  was denied  access to the JPM VIEWS
System  during a Force  Majeure  Event that  affected such access) that is not provided for in clause (i),  (ii), (iii) or (iv) above unless cured by the end of the Exchange  Business Day following the Exchange Business Day on which the
Adviser becomes aware of such violation;  provided,  that the Adviser shall be deemed to be aware of such  violation if such  violation has been in existence for three Exchange Business Days;

(vi)  Any violation of Section  3.4(d) arising  because the Warranty  Provider was denied  access to the JPM VIEWS System  during a Force  Majeure Event that affected  such access and the Adviser is aware of such  violation,  unless (A)
cured by the end of the third  Exchange  Business Day  following  the Exchange
Business Day on which such violation occurred or (B) another  arrangement that is acceptable to the Warranty  Provider is established by the end of the third
Exchange  Business  Day  following  the  Exchange  Business  Day on which such violation occurred;

(vii) The  Fund  shall  fail to pay the  Financial  Warranty  Fee  when due as provided in  Section 2.4  and such failure  shall  continue  unremedied  for a period of two  Business  Days after  notice of such  failure from the Warranty
Provider to the Trust or the Adviser;

(viii) The Adviser  resigns,  the Fund elects to terminate the Investment
Management  Agreement with the Adviser or the Investment  Management Agreement terminates in accordance with its terms and any successor  adviser that agrees to be bound by the terms of this  Agreement is not  acceptable to the Warranty
Provider in its reasonable  discretion after considering the reputation of the successor  adviser,  its  experience in managing  equity  portfolios and fixed income portfolios,  its size, its financial  condition,  its ability to manage the Fund  Portfolio in  accordance  with the  Registration  Statement  and its ability to comply with the Adviser's  obligations under this Agreement and the
Transaction Documents to which it is a party; provided,  that if the successor adviser is the Adviser or an Affiliate of the Adviser,  such successor adviser shall be deemed acceptable by the Warranty Provider;

(ix)  The  Adviser  resigns,  the Fund  elects  to  terminate  the  Investment
Management  Agreement with the Adviser or the Investment  Management Agreement terminates  in  accordance  with its terms and  either  (i) the  Adviser is no longer  obligated to manage the Fund  pursuant to the terms of the  Investment
Management   Agreement  and  none  of  (A)  a  successor   investment  adviser
acceptable  to the Warranty  Provider,  (B) the Adviser or (C) an Affiliate of
the Adviser has  entered  into an  investment  management  agreement  with the
Trust  on  behalf  of the  Fund  or  (ii) the  termination  of the  Investment
Management  Agreement  is not yet  effective  but the Board of Trustees of the
Trust on  behalf  of the Fund has  indicated  its  intention  to the  Warranty
Provider,  or taken any  further  action,  to appoint a  successor  investment adviser other than the Adviser or an Affiliate of the Adviser  notwithstanding the fact that the  Warranty  Provider  has advised the Board of Trustees  that such  successor  investment  adviser  would not be  acceptable to the Warranty
Provider based upon the standards  included in  Section 4.1(a)(viii),  then in
either  such  case  a  Trigger   Event  shall  be  deemed  to  have   occurred
notwithstanding the fact that a successor  investment adviser has not yet been appointed;

(x)   The Adviser  does not, in all  material  respects,  manage the assets of the Fund in accordance with the investment objective,  policies and strategies set forth in the then-current Registration Statement;

(xi)  Any  representation  or warranty made by the Adviser or the Fund, in any
Transaction  Document  or  in  any  document  or  certification   provided  in
connection  with any  Transaction  Document,  shall  have  been  incorrect  or misleading  when made or when deemed  made,  except  where such  incorrect  or misleading  representation  or  warranty  would not have an Adverse  Effect in respect of the Adviser or Fund;

(xii) The Equity Limit for a Class of Shares is less than 0.025;

(xiii) The Adviser,  the Fund or the Custodian  shall fail to perform any obligation,  or  shall  breach  any  covenant,  under  this  Agreement  or the
Transaction  Documents  that is not  expressly  provided  for in  clauses (i),
(ii), (iii),  (iv), (v), (vi), (vii),  (viii),  (ix), (x) or (xi) above, which failure could  reasonably be expected to have an Adverse  Effect in respect of the Adviser or Fund and such violation,  if capable of being  remedied,  shall continue  unremedied  for a period of three Business Days after the Adviser or the  Custodian,  as the case may be,  becomes aware of the  occurrence of such failure;  provided,  that the  Adviser or the  Custodian,  as the case may be, shall be deemed to be aware of such  violation if such  violation  has been in existence for three Exchange Business Days; or

(xiv) The  occurrence of any of the following:  (A) a  Regulatory  Event,  (B)
the Adviser  becomes  aware of a  Litigation  Event  (other than a  Litigation
Event  commenced  against the Adviser or the Fund arising out of a claim under this  Agreement  between the Adviser and/or the Trust on behalf of the Fund on one side and the  Warranty  Provider on the other  side);  provided,  that the
Adviser shall be deemed to be aware of a Litigation  Event if such  Litigation
Event has been in existence for three Exchange  Business Days or (C) an Act of
Insolvency occurs with respect to the Adviser or the Fund.

(b)   Notwithstanding  any other  provision  hereof,  if an event has occurred and is continuing,  which, if not cured or waived would give rise to a Trigger
Event,  then the  Adviser  may not cause the Fund to  acquire  any  additional
Eligible Equity  Investments until such event is cured and shall upon becoming aware of such event  immediately  notify the Warranty  Provider of such event, which notice shall  include a  description  of the manner in which the Adviser intends to cure such event  ("Curative  Steps"),  the Adviser's  assessment of the likelihood of success,  the time the Adviser expects to elapse before such event is cured,  and such  other  information  as the  Warranty  Provider  may reasonably  request.  Upon sending such notice to the Warranty  Provider,  the
Adviser  shall  immediately  take the Curative  Steps set forth in such notice unless and until such time as the Warranty  Provider notifies the Adviser that
it  objects  to  such  Curative   Steps,  in  which  case  the  Adviser  shall
immediately  cease the  implementation  of such Curative  Steps.  The Warranty
Provider  shall  only  object  to  such  Curative  Steps  if in  the  Warranty
Provider's reasonable discretion,  they are not consistent with this Agreement or are not  likely to be an  effective  cure of the  Potential  Trigger  Event within the cure  period set forth in  Section 4.1(a),  if any.  If the Adviser violates  this  Section 4.1(b),  then a Trigger  Event shall be deemed to have occurred.

(c)   If a  Trigger  Event  occurs  and is  continuing  past the  cure  period specified  therein (if  applicable),  then,  at the  election of the  Warranty
Provider in its sole  discretion,  the Warranty  Provider shall have the right to  (i) direct  the Adviser or the  Custodian,  as  selected  by the  Warranty
Provider,   to  invest  all  of  the   Fund's   assets  in   accordance   with
Section 4.2(a)  (a "Permanent  Defeasance  Event") or (ii) adjust the Cushion.
Any such adjustment  shall be permanent,  unless and until further adjusted by the Warranty  Provider in its sole  discretion.  The Warranty  Provider  shall notify  the  Adviser  and the  Fund of the  Warranty  Provider's  exercise  of remedies pursuant to this Section 4.1(c) prior to such exercise.

(d)   In the event of (i) an act or omission on the part of the Adviser  which
constitutes  negligence,   recklessness,  bad  faith  or  willful  misconduct,
including by way of example only and not intended as an  exhaustive  list,  if
(A) the  Adviser  causes  the  Fund to  purchase  additional  Eligible  Equity
Investments  in  violation  of  Sections  3.3(d) and  4.1(b),  (B) there  is a violation of  Section 3.2(a)(i) or (ii), or (C) the Adviser causes the Fund to purchase  investments  other than those  permitted to be invested in the event of a Permanent  Defeasance Event in violation of Sections 4.1(c)(i) and 4.2(a)
(such  conduct  referenced  in  subsection (i)  of  this  Section 4.1(d),  the
"Adviser  Conduct"),  and (ii) the  existence of a PV  Shortfall,  the Adviser agrees to pay to the  Warranty  Provider an amount equal to the amount of such
PV  Shortfall  determined  as  provided  in this  Section 4.1(d)  to have been directly or indirectly  attributable  to such Adviser  Conduct.  The amount of such PV Shortfall  directly or indirectly  attributable to the Adviser Conduct shall be equal to the sum of the  differences  with  respect  to each Class of
Shares,  if negative,  between  (a) the actual NAV Per Share as of the date of determination  and  (b) the  hypothetical  NAV  Per  Share  of a  hypothetical portfolio  comprised  of  the  actual  portfolio  assets  as of  the  date  of determination  adjusted to eliminate the effect of the Adviser  Conduct to the extent  necessary  to  eliminate  any  PV  Shortfall  directly  or  indirectly attributable to such Adviser  Conduct.  In making the  determination of the PV
Shortfall,  the  hypothetical  portfolio will be based on the actual portfolio of  assets as of the date of  determination  adjusted  to bring the  portfolio into  compliance  with  all of the  restrictions  of  Section 3.2  hereof,  by decreasing  and  increasing  positions in the Equity  Portfolio  and the Fixed
Income  Portfolio,  as the case may be, on a pro rata basis, or  re-allocating positions  within the Fixed  Income  Portfolio.  The Warranty  Provider  shall
notify   (the   "Determination   Notice")   the  Adviser  in  writing  of  its
determination of such PV Shortfall directly or indirectly  attributable to the
Adviser  Conduct.  If the  Adviser  disagrees  with  the  Warranty  Provider's determination of the PV Shortfall  directly or indirectly  attributable to the
Adviser Conduct  contained in the Determination  Notice,  then (i) the Adviser shall notify (the  "Objection  Notice")  the  Warranty  Provider in writing of such  disagreement  within  three  Business  Days  after the  delivery  by the
Warranty Provider of the Determination  Notice and (ii) unless the Adviser and the  Warranty  Provider  otherwise  agree on the  amount of such PV  Shortfall directly  or  indirectly  attributable  to the  Adviser  Conduct,  the  amount thereof shall be determined by arbitration  in accordance  with the procedures set forth in  Section 4.1(e).  If the Adviser  does not  provide the  Warranty
Provider  with the  Objection  Notice  within such three  Business Day period, then the  Adviser  shall be deemed to have agreed to the  Warranty  Provider's determination of the PV Shortfall  directly or indirectly  attributable to the
Adviser Conduct contained in the Determination  Notice.  Any amount payable by the Adviser under this  Section 4.1(d) with respect to certain Adviser Conduct
(i) shall  be  paid to the  Fund or  alternatively  to the  Warranty  Provider within three Business Days of the delivery of the Determination  Notice or, if such PV Shortfall is determined pursuant to an arbitration proceeding,  within three Business Days after such final arbitration decision,  and shall increase the  Total  NAV and  decrease  the PV  Shortfall  in the  amount  of any  such payments made to the Fund;  provided that should the parties  otherwise  agree on such  PV  Shortfall,  such  PV  Shortfall  shall  be  paid  to the  Fund or alternatively  to the Warranty  Provider  within three  Business  Days of such agreement;  and  (ii) shall  be reduced by any amounts  paid by the Adviser to the Fund as a result of the same Adviser  Conduct to the extent that the Total
NAV is increased  and the PV  Shortfall  is in fact  decreased by such amount.
In the  event  that  the  Adviser  fails  to pay to the  Fund or the  Warranty
Provider any amounts payable under this Section 4.1(d)  within the time period specified herein,  the Shortfall Amount shall be decreased on a pro rata basis by the percentage of the PV Shortfall  directly or indirectly  attributable to
the   Adviser   Conduct.    Notwithstanding   anything   contained   in   this
Section 4.1(d)  to the contrary,  solely for purposes of this  Section 4.1(d), the  Adviser  shall  not be  deemed  to have  committed  Adviser  Conduct  and consequently shall not be liable for any payment under this  Section 4.1(d) if
(a) a Potential  Trigger Event occurs and (b) such Potential  Trigger Event is cured or waived  within the cure period  specified in  Section 4.1(a)  for the cure of such Potential  Trigger Event.  The payment of the PV Shortfall amount by the Adviser to the Warranty Provider pursuant to this  Section 4.1(d) is in addition  to, and not in lieu of, any  obligations  of the  Adviser or Fund to indemnify the Warranty Provider under this Agreement.

(e)   In the event that the terms of  Section 4.1(d)  provide for arbitration, each of the  Warranty  Provider and the Adviser  shall  select one  arbitrator within seven  Business Days after the delivery by the Adviser of the Objection
Notice;  provided,  however,  that if either  of such  parties  shall  fail to select an arbitrator  within such period,  such arbitrator  shall be appointed by the American  Arbitration  Association.  The two arbitrators selected shall select  a third  arbitrator  within  five  Business  Days  after  each of such arbitrators  have  been  selected  or,  if they  shall be unable to agree on a third  arbitrator  within such time, such third  arbitrator shall be appointed
by  the  American  Arbitration  Association.   Each  arbitrator  shall  be  of
exemplary  qualifications and stature, and no person affiliated with any party hereto shall be eligible to be an arbitrator.  The  arbitration  shall be held in New York, New York and be governed by the Commercial  Arbitration  Rules of the  American  Arbitration  Association  and the decision of a majority of the arbitrators  shall be final,  binding and subject to judicial  enforcement and with  respect to the  specific  Adviser  Conduct  that is the  subject of such arbitration decision,  shall be the exclusive remedy of the Warranty Provider;
provided,  however, that, notwithstanding the foregoing, the Warranty Provider shall not be limited from seeking  indemnification  under  Section 5.2(a)(iii)
and (a)(v) hereof.  Fees and expenses of the  arbitration  (including fees and
expenses  of  the  arbitrators)   shall  be  shared  by  the  parties  to  the
arbitration equally.

Section 4.2.      DEFEASANCE   PORTFOLIO.   (a)  If  the   Warranty   Provider
exercises  the  remedy   provided  by   Section 4.1(c)(i)   upon  a  Permanent
Defeasance  Event,  the  Warranty  Provider  shall have the right to cause the
Adviser  to  immediately  allocate  all  of the  assets  of  the  Fund  to the
Fixed-Income  Portfolio  (the  "Defeasance  Portfolio").  In addition to or in lieu of the remedy  provided in the  immediately  preceding  sentence,  at any time after the  occurrence  of a  Permanent  Defeasance  Event,  the  Warranty
Provider may, at its election in its sole  discretion,  cause the Custodian to invest all of the assets of the Fund in U.S.  Zeroes (other than in connection with sales of portfolio  investments  for Cash and/or Cash  Equivalents  after receipt by the Fund of  redemption  requests in order to meet such requests or in  connection  with the payment of Fund fees).  The  Financial  Warranty  Fee shall remain due and payable in accordance  with  Section 2.4  notwithstanding the  occurrence  of a Permanent  Defeasance  Event.  The Adviser shall provide the Warranty  Provider  upon the issuance of the  Financial  Warranty  with an irrevocable  instruction,  in the form of  Annex A to the  Service  Agreement, executed  by the  Adviser  which  shall  constitute  the  Warranty  Provider's direction to the  Custodian  pursuant to this  Section 4.2(a)  and the Service
Agreement.  The irrevocable  instruction shall also constitute a limitation of the further  authority of the Adviser  (including  any subadviser of the Fund)
to manage the Fund's  assets  other than in  accordance  with the  irrevocable instruction.  If the Warranty  Provider elects to provide  instructions to the
Custodian  pursuant to this  Section 4.2(a)  following a Permanent  Defeasance
Event,  the  Warranty  Provider  shall  do so by  delivering  the  irrevocable instruction  to the Custodian.  The Warranty  Provider shall only deliver such instruction to the Custodian following a Permanent  Defeasance Event and after notice thereof to the Adviser.

(b)   If a Permanent  Defeasance Event shall have occurred,  the Adviser shall immediately  cause  maximum  Fund Fees and Expenses  (excluding  Extraordinary
Expenses) to be reduced to 1.30% per annum of the average  daily Net Assets of the Fund for the Class A Shares,  2.05%  per  annum of the  average  daily Net
Assets of the Fund for the Class B Shares  and 2.05% per annum of the  average daily Net Assets of the Fund for the Class C Shares.

ARTICLE V.

                               INDEMNIFICATION

Section 5.1.      SURVIVAL.  Except  as  otherwise  specifically  provided  in
this  Agreement,   all  representations,   warranties,   covenants  and  other
agreements   contained   herein,    including,    without   limitation,    the
indemnification  obligations in  Section 5.2,  shall survive the execution and delivery of this  Agreement and the Financial  Warranty,  and the  Termination
Date.

Section 5.2.      INDEMNIFICATION.  (a) The Adviser  agrees to  indemnify  and hold harmless the Warranty  Provider,  its  Affiliates,  and their  respective employees,  officers,  directors  and  agents  (collectively,  the  "Warranty
Provider  Parties")  from and  against any and all  losses,  claims,  damages,
liabilities,   judgments,   costs  (including   reasonable  attorneys'  fees),
expenses  (including   expenses  of   investigation   and   enforcement)  and
disbursements (collectively,  "Losses") incurred or suffered by any of them in connection  with or arising out of (i) any  material  breach or alleged breach of any warranty, or the inaccuracy of any representation,  as the case may be, made by either of the Adviser or the Fund under this  Agreement  or any of the other  Transaction  Documents  to  which it is a party,  (ii) the  failure  of either of the Adviser  (including  any  subadviser of the Fund) or the Fund to fulfill any  agreement or covenant  contained in this  Agreement or any of the other Transaction  Documents to which it is a party,  including the failure to pay to the  Warranty  Provider  any  amounts  pursuant to  Section 4.1(d)  but excluding any Portfolio  Requirement  as to which a cure period is provided in
Section 4.1(a)  if such Portfolio  Requirement  is satisfied  within such cure
period,   (iii) the  enforcement  or  preservation  of  any  of  the  Warranty
Provider's  rights under this Agreement and the other  Transaction  Documents,
(iv) the  improper  payment of the Aggregate  Shortfall  Amount,  including by reason of mistake, fraud or error in calculation;  provided, however, that the
Warranty  Provider  Parties shall not be entitled to  indemnification  for any such  improper  payment to the extent  that (A) such  improper  payment  was a result  of the  fault  of a  Warranty  Provider  Party  and (B) due to  either shareholder redemptions or market fluctuations,  such improper payment (or any
portion  thereof)   allocable  to  such  shareholder   redemptions  or  market
fluctuations  on a pro rata basis,  no longer  constitute  assets of the Fund,
(v) the improper  calculation of Total NAV of the Fund or each Class of Shares of the Fund by reason of mistake,  fraud or error in calculation  thereof, and
(vi) any claim, suit or demand involving (A) the transactions  contemplated by
the  Transaction   Documents,   (B) any   investigation   or  defense  of,  or
participation  in, any legal proceeding  relating to the execution,  delivery, enforcement,  performance or administration of the Transaction  Documents,  or
(C) an  allegation  or other  claim  that the  Registration  Statement  or any
Prospectus  included  any untrue  statement  of a material  fact or omitted to state any  material  fact  required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading  other than with respect to any  information  relating to the Warranty Provider included in the Registration  Statement,  which has been provided by the Warranty Provider in writing for inclusion therein;  provided, however,  that the  Adviser  shall not be liable  for that  portion  of Losses resulting  directly or  indirectly  from any action or omission on the part of any of the Warranty  Provider  Parties  which  constitutes  gross  negligence, recklessness,  bad  faith or  willful  misconduct  by such  Warranty  Provider
Party;  provided,  further, that in the case of subsections (vi)(A) and (B) of this Section  5.2(a),  the Adviser shall not be liable for any Losses incurred by the  Warranty  Provider  in  connection  with  any  claim,  suit or  demand initiated  by the  Warranty  Provider or any of its  Affiliates  to the extent such claim,  suit or demand is finally  adjudicated by a final  non-appealable judgment  of a court of  competent  jurisdiction  or settled in the  Adviser's favor. The Adviser agrees to promptly  reimburse any of the Warranty  Provider
Parties  for all Losses in respect of which  indemnification  may be sought by such  Warranty  Provider  Party  hereunder as they are incurred or suffered by such Warranty  Provider Party.  For the avoidance of doubt,  and not by way of limitation,  the parties hereby acknowledge and agree that the indemnification obligations  of the Adviser for any breach of any warranty,  any inaccuracy of any  representation and any failure to fulfill any agreement or covenant under subsections  (i) and (ii)  above  shall  not  apply  in the  case of  disputes between the  Adviser and one or more  Warranty  Provider  Parties  unless such dispute has been determined  substantially  in favor of the Warranty  Provider
Party or Parties by a court of competent jurisdiction.

(b)   The Trust agrees to indemnify  and hold  harmless the Warranty  Provider
Parties  from and  against  any and all Losses  incurred or suffered by any of them in connection  with or arising out of (i) any  material breach or alleged breach of any warranty,  or the inaccuracy of any representation,  as the case may be,  made by the Trust on behalf of the Fund under this  Agreement  or any of the other  Transaction  Documents to which it is a party,  (ii) the failure of the Fund to fulfill any  agreement or covenant of the Fund (or the Trust on behalf  of the  Fund)  contained  in  this  Agreement  or  any  of  the  other
Transaction  Documents  to  which  it  is a  party,  excluding  any  Portfolio
Requirement  as to which a cure period is provided in  Section 4.1(a)  if such
Portfolio  Requirement  is  satisfied  within  such  cure  period,   (iii) the
enforcement or  preservation  of any of the Warranty  Provider's  rights under this Agreement and the other Transaction Documents,  (iv) the improper payment of the Aggregate  Shortfall Amount,  including by reason of mistake,  fraud or error in calculation;  provided,  however,  that the Warranty Provider Parties shall not be entitled to indemnification  for any such improper payment to the extent that (A) such improper  payment was a result of the fault of a Warranty
Provider  Party  and (B)  due to  either  shareholder  redemptions  or  market fluctuations,  such  improper  payment (or any portion  thereof)  allocable to such  shareholder  redemptions or market  fluctuations  on a pro rata basis no longer  constitute assets of the Fund,  (v) the improper  calculation of Total
NAV of the Fund or each  Class of Shares  of the Fund by  reason  of  mistake, fraud or error in  calculation  thereof  and  (vi) any  claim,  suit or demand involving  (A) the  transactions  contemplated by the  Transaction  Documents,
(B) any   investigation  or  defense  of,  or  participation   in,  any  legal
proceeding relating to the execution,  delivery,  enforcement,  performance or administration  of the Transaction  Documents,  or (C) an  allegation or other claim that the  Registration  Statement or any Prospectus  included any untrue statement of a material  fact or omitted to state any material  fact  required to be stated therein or necessary to make the statements  therein, in light of the  circumstances  under which they were made, not misleading other than with respect to any information  relating to the Warranty  Provider included in the
Registration  Statement,  which has been provided by the Warranty  Provider in writing for inclusion therein;  provided,  however, that the Fund shall not be liable for that portion of Losses  resulting  directly or indirectly  from any action or omission on the part of any of the Warranty  Provider  Parties which constitutes gross negligence,  recklessness,  bad faith or willful  misconduct by such  Warranty  Provider  Party;  provided,  further,  that in the  case of subsections  (vi)(A)  and (B) of this  Section  5.2(b),  the Fund shall not be liable for any Losses  incurred by the Warranty  Provider in  connection  with any claim,  suit or demand  initiated by the  Warranty  Provider or any of its
Affiliates to the extent such claim, suit or demand is finally  adjudicated by a final  non-appealable  judgment  of a court  of  competent  jurisdiction  or settled in the Fund's  favor.  The Fund  agrees to promptly  reimburse  any of
the   Warranty   Provider   Parties   for  all  Losses  in  respect  of  which
indemnification  may be sought by such Warranty  Provider  Party  hereunder as they are  incurred  or  suffered  by such  Warranty  Provider  Party.  For the avoidance  of  doubt,  and  not by  way  of  limitation,  the  parties  hereby acknowledge  and agree that the  indemnification  obligations of the Trust for any breach of any  warranty,  any  inaccuracy  of any  representation  and any failure to fulfill any agreement or covenant  under  subsections  (i) and (ii)
above  shall not apply in the case of  disputes  between  the Trust and one or more  Warranty  Provider  Parties  unless  such  dispute  has been  determined substantially  in favor of the Warranty  Provider  Party or Parties by a court of competent jurisdiction.

      (c) The  Warranty  Provider  agrees to indemnify  and hold  harmless the
Adviser  and the Trust,  their  Affiliates,  and their  respective  employees, officers,  directors,  trustees and agents (collectively,  the "Fund Parties")
from and  against  any and all Losses  incurred  or suffered by any of them in connection with or arising out of (i) any material breach of any warranty,  or the inaccuracy of any representation  made by the Warranty Provider under this
Agreement or any other Transaction  Document to which it is a party,  (ii) the failure  of the  Warranty  Provider  to  fulfill  any  agreement  or  covenant contained in this Agreement or any other  Transaction  Document to which it is a  party,  or  (iii) the  Warranty  Provider's  failure  to pay the  Aggregate
Shortfall  Amount,  if any,  required  to be paid by it  under  the  Financial
Warranty  in  accordance  with  the  terms  of  this  Agreement  or any  other
Transaction  Document  to which  it is a party,  including  by  reason  of the
Calculation  Agent failing to provide to the Adviser or the Fund a certificate certifying  the  calculation  of the Aggregate  Shortfall  Amount within three
Business  Days  following  the  Maturity  Date or if the  Aggregate  Shortfall
Amount  determined by the Calculation  Agent and included in such  certificate is wrong;  provided,  that the Warranty  Provider shall not be liable for that portion  of Losses  resulting,  directly  or  indirectly,  from any  action or omission on the part of any of the Fund Parties which constitutes  negligence, recklessness,  bad  faith  or  willful  misconduct  by such  Fund  Party.  The
Warranty  Provider  agrees to promptly  reimburse  any of the Fund Parties for all  Losses in  respect  of which  indemnification  may be sought by such Fund
Party  hereunder as they are incurred or suffered by such Fund Party.  For the avoidance  of  doubt,  and  not by  way  of  limitation,  the  parties  hereby acknowledge  and agree that the  indemnification  obligations  of the Warranty
Provider for any breach of any warranty,  any inaccuracy of any representation and any failure to fulfill any  agreement or covenant  under  subsections  (i)
and (ii) above  shall not apply in the case of disputes  between the  Warranty
Provider and one or more Fund Parties unless such dispute has been  determined substantially  in favor of the  Fund/Adviser  Party or  Parties  by a court of competent jurisdiction.

Section 5.3.      INDEMNIFICATION  PROCEDURE.  (a) The party or parties  being indemnified  are  referred  to  herein  as the  "Indemnified  Party"  and  the indemnifying  party is referred to herein as the "Indemnifying  Party." In the event  that any party  shall  incur or suffer  any  Losses in respect of which indemnification  may be sought by such party hereunder,  the Indemnified Party shall assert a claim for  indemnification  by written notice ("Notice") to the
Indemnifying  Party  stating the nature and basis of such  claim.  In the case of Losses  arising by reason of any third  party  claim,  the Notice  shall be given within thirty (30) days of the filing or other written  assertion of any such claim against the Indemnified  Party,  but the failure of the Indemnified
Party to give the  Notice  within  such  time  period  shall not  relieve  the
Indemnifying  Party of any liability that the  Indemnifying  Party may have to the  Indemnified  Party,  except to the  extent  that the  Indemnifying  Party demonstrates  that the  defense  of such  action  has been  prejudiced  by the
Indemnified Party's failure to give such notice.

(b)   In the case of third party claims for which  indemnification  is sought, the  Indemnifying  Party shall have the option (i) to conduct any  proceedings or  negotiations  in  connection  therewith,  (ii) to  take all other steps to settle or defend any such claim  (provided that the  Indemnifying  Party shall not settle any such claim without the consent of the Indemnified  Party (which consent shall not be unreasonably  withheld or delayed)),  and (iii) to employ counsel to contest any such claim or liability in the name of the  Indemnified
Party or otherwise.  In any event, the Indemnified  Party shall be entitled to participate  at its own  expense  and by its own  counsel  in any  proceedings relating  to any third party  claim.  The  Indemnifying  Party  shall,  within twenty (20) days of receipt of the  Notice,  notify the  Indemnified  Party of its  intention  to assume the defense of such claim.  If (i) the  Indemnifying
Party  shall  decline  to  assume  the  defense  of any such  claim,  (ii) the
Indemnifying  Party shall fail to notify the  Indemnified  Party within twenty
(20) days after receipt of the Notice of the Indemnifying  Party's election to defend  such  claim or  (iii) the  Indemnified  Party  shall  have  reasonably concluded that there may be defenses  available to it which are different from or in  addition to those  available  to the  Indemnifying  Party or a conflict exists  between the  Indemnifying  Party and the  Indemnified  Party (in which case the Indemnifying  Party shall not have the right to direct the defense of such action on behalf of the Indemnified  Party),  the Indemnified Party shall defend  against  such claim and the  Indemnified  Party may settle  such claim without the consent of the Indemnifying  Party, and the Indemnifying Party may
not challenge the  reasonableness of any such settlement.  The expenses of all proceedings,  contests or  lawsuits  in respect of such claims  shall be borne and paid by the  Indemnifying  Party (up to a limit of one counsel in the case of  attorneys'  fees) and the  Indemnifying  Party  shall pay the  Indemnified
Party,  in  immediately  available  funds,  as such Losses are  incurred  upon receipt of supporting  documentation thereof.  Regardless of which party shall assume the defense of the claim,  the parties  agree to  cooperate  fully with one another in  connection  therewith.  In the event that any Losses  incurred by the Indemnified  Party do not involve payment by the Indemnified Party of a third party claim,  then, the  Indemnifying  Party shall pay,  within ten (10)
days  after  agreement  on the amount of Losses or the  occurrence  of a final non-appealable  determination  of  such  amount  payable,  to the  Indemnified
Party, in immediately  available  funds,  the amount of such Losses.  Anything in this Section 5.3 to the contrary  notwithstanding,  the Indemnifying  Party shall not, without the Indemnified  Party's prior written  consent,  settle or compromise  any claim or consent to entry of any  judgment in respect  thereof which  imposes any future  obligation on the  Indemnified  Party or which does not include,  as an unconditional term thereof,  the giving by the claimant or plaintiff to the  Indemnified  Party,  a release from all liability in respect of such claim.

(c)   The  remedies  provided  for in this Article V shall not be exclusive of any other rights or remedies available to one party against the other,  either at law or in equity.

ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES

Section 6.1.      REPRESENTATIONS  AND  WARRANTIES  OF THE ADVISER.  To induce the Warranty  Provider to enter into this Agreement and to issue the Financial
Warranty,  the Adviser hereby represents and warrants to the Warranty Provider as follows, on and as of the effective date hereof:

(a)   The Adviser (i) is a corporation  duly organized,  validly  existing and in good standing  under the laws of the State of Colorado,  (ii) has the power and  authority  to own its assets and to transact  the business in which it is engaged,  (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction  where its ownership or lease of property or the conduct of its business requires such qualification,  except where the failure to so qualify  would not have an Adverse  Effect in respect of the Adviser and
(iv) is  in   compliance   with  all   Requirements   of  Law,   except  where
non-compliance would not have an Adverse Effect in respect of the Adviser.

(b)   The Adviser has the power and authority to execute,  deliver and perform the  Transaction  Documents to which it is a party and has taken all necessary action required by applicable  Requirements of Law to authorize the execution, delivery  and  performance  of the  Transaction  Documents  to  which  it is a party.  Except as has been obtained,  no consent or  authorization  of, filing with, or other act by or in respect of, any  Government  Authority is required
in  connection  with  the  execution,  delivery,   performance,   validity  or
enforceability  by or against  the  Adviser of the  Transaction  Documents  to which it is a party,  except  for such  consents,  authorizations,  filings or acts the absence of which  would not have an Adverse  Effect in respect of the
Adviser.  This  Agreement  has been,  and each other  Transaction  Document to which the Adviser is a party will be, duly  executed  and  delivered on behalf of the  Adviser.  This  Agreement  constitutes,  and  each  other  Transaction
Document to which the Adviser is a party,  when executed and  delivered,  will constitute,  a legal, valid and binding obligation of the Adviser  enforceable against it in  accordance  with its  terms,  except as  enforceability  may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium or similar laws affecting the enforcement of creditors'  rights  generally and by general equitable  principles (whether enforcement is sought by proceedings in equity or at law).

(c)   The  execution,   delivery  and   performance  by  the  Adviser  of  the
Transaction  Documents  to which it is a party do not and will not violate any
Requirement  of Law or  Contractual  Obligation  of the  Adviser  and will not result in, or require,  the creation or  imposition  of any Lien on any of its property,  assets or revenues,  except where such  violation or Lien would not reasonably  be expected to have an Adverse  Effect in respect of the  Adviser.
The Adviser is not in violation of any  Contractual  Obligation,  except where such  violation  would not reasonably be expected to have an Adverse Effect in respect of the Adviser.

(d)   No litigation,  proceeding or  investigation of or before any arbitrator
or  Governmental   Authority  is  pending  or,  to  the  Adviser's  knowledge, threatened  (i) asserting  the  invalidity or  unenforceability  of any of the
Transaction Documents,  (ii) seeking to prevent the consummation of any of the transactions  contemplated by the Transaction  Documents or (iii) seeking  any determination  or ruling that would  reasonably be expected to have an Adverse
Effect in respect of the Adviser.

(e)   The Adviser is duly  registered  with the  Commission  as an  investment adviser  under the  Investment  Advisers Act; and to the best of the Adviser's knowledge,  there does not exist any proceeding or any facts or  circumstances the existence of which could adversely  affect the registration of the Adviser with the  Commission;  the Adviser is not  prohibited  by any provision of the
Investment  Advisers  Act or the  Investment  Company  Act, or the  respective rules and regulations thereunder,  from acting as an investment adviser of the
Fund as contemplated hereunder.

(f)   All factual  information  prepared and  furnished by or on behalf of the
Adviser to the  Warranty  Provider  (whether  prepared  by the  Adviser or any other  Person)  for  purposes of or in  connection  with this  Agreement,  any
Transaction  Document  or any  transaction  contemplated  hereby or thereby is true and  accurate  in all  material  respects  on the  date as of which  such information is dated or certified and such  information  taken as a whole does not omit to state any material fact necessary to make such  information in the context in which it is furnished not misleading.

(g)   To the best of the Adviser's knowledge,  no statute, rule, regulation or order,  in each case  applicable  to the  Adviser,  has been enacted or deemed applicable  by any  Government  Authority  which  would make the  transactions contemplated by the  Transaction  Documents  illegal or otherwise  prevent the consummation thereof.

Section 6.2.      REPRESENTATIONS  AND  WARRANTIES  OF THE TRUST ON BEHALF OF
THE FUND.  The Trust on behalf of the Fund hereby  represents  and warrants to the Warranty Provider as follows, on and as of the effective date hereof:

(a)   The Trust (i) is a business trust duly formed,  validly  existing and in good standing under the laws of the  Commonwealth of  Massachusetts;  (ii) has the power and  authority  to own its assets and to  transact  the  business in which it is engaged;  (iii) is  duly  qualified  to do business and is in good standing under the laws of each  jurisdiction  where its ownership or lease of property or the conduct of its business  requires such  qualification,  except where the  failure to so qualify  would not have an Adverse  Effect in respect of the Fund; and (iv) is in compliance  with all  Requirements  of Law, except where non-compliance would not have an Adverse Effect in respect of the Fund.

(b)   The Trust has the power and  authority  to execute,  deliver and perform the  Transaction  Documents to which it is a party and has taken all necessary action required by applicable  Requirements of Law to authorize the execution, delivery  and  performance  of the  Transaction  Documents  to  which  it is a party.  No consent or  authorization  of,  filing with,  or other act by or in respect  of, any  Government  Authority  is required  in  connection  with the execution,  delivery,  performance,  validity or  enforceability by or against the Fund of the Transaction  Documents to which it is a party,  other than the filing  under  the  Acts of the  Registration  Statement  and the  Prospectus,
filings in  accordance  with Blue Sky laws and the  requisite  approval of the
Trust's Board of Trustees, except for such consents,  authorizations,  filings or acts the  absence of which  would not have an Adverse  Effect in respect of the Trust or the Fund.  This  Agreement has been,  and each other  Transaction
Document to which the Trust is a party will be, duly  executed  and  delivered
on  behalf  of  the  Fund.   This  Agreement   constitutes,   and  each  other
Transaction  Document  to  which  the  Trust  is a party,  when  executed  and delivered,  will constitute, a legal, valid and binding obligation of the Fund enforceable  against  the  Fund  in  accordance  with  its  terms,  except  as
enforceability   may  be  limited  by   applicable   bankruptcy,   insolvency,
reorganization,  moratorium  or similar  laws  affecting  the  enforcement  of creditors'  rights  generally  and by general  equitable  principles  (whether enforcement is sought by proceedings in equity or at law).

(c)   The execution,  delivery and  performance by the Fund of the Transaction
Documents  to  which  it  is a  party  does  not  and  will  not  violate  any
Requirement of Law or  Contractual  Obligation of the Fund and will not result in,  or  require,  the  creation  or  imposition  of  any  Lien  on any of its property,  assets or revenues,  except where such  violation or Lien would not have an Adverse Effect in respect of the Fund.

(d)   No litigation,  proceeding or investigation of, or before any arbitrator or Governmental  Authority is pending or, to the Fund's knowledge,  threatened by or  against  the  Fund  or  against  any  of  its  properties  or  revenues
(i) asserting   the  invalidity  or   unenforceability   of  this   Agreement,
(ii) seeking  to  prevent  the   consummation  of  any  of  the   transactions
contemplated  by  the  Transaction  Documents  to  which  it  is  a  party  or
(iii) seeking  any  determination  or ruling that would reasonably be expected to have an Adverse Effect in respect of the Fund.

(e)   The  Trust  is  duly  registered  with  the  Commission  as an  open-end management  investment  company under the Investment  Company Act and has been operated in compliance in all material  respects with the  Investment  Company
Act and the rules and regulations thereunder.

(f)   The Fund is a  "diversified"  fund within the meaning of the  Investment
Company Act.

(g)   Shares  of each  Class of  Shares  of the Fund in  respect  of which the
Warranty  Provider is providing  the  Financial  Warranty are duly  authorized and,  when issued and paid for as  contemplated  by the  Trust's  Registration
Statement, will be validly issued, fully paid and nonassessable by the Trust.

(h)   All factual  information  prepared and  furnished by or on behalf of the
Fund to the  Warranty  Provider  (whether  prepared  by the Fund or any  other
Person) for purposes of or in connection with this Agreement,  any Transaction
Document  or any  transaction  contemplated  hereby  or  thereby  is true  and accurate in all material  respects on the date as of which such information is dated or  certified  and such  information  taken as a whole  does not omit to state any material fact  necessary to make such  information in the context in which it is furnished not misleading.

Section 6.3.      REPRESENTATIONS  AND  WARRANTIES  OF THE WARRANTY  PROVIDER.
The Warranty  Provider  hereby  represents and warrants to the Adviser and the
Fund as follows, on and as of the effective date hereof:

(a)   The  Warranty  Provider is a limited  liability  company,  duly  formed, validly  existing  and in  good  standing  under  the  laws  of the  State  of
Delaware;  (i) is duly  qualified to do business and is in good standing under the laws of each jurisdiction  where its ownership or lease of property or the conduct of its business requires such qualification,  except where the failure to so  qualify  would not have an Adverse  Effect in  respect of the  Warranty
Provider;  and (ii) is in  compliance  with all  Requirements  of Law,  except where  non-compliance  would  not have an  Adverse  Effect in  respect  of the
Warranty Provider.

(b)   The Warranty  Provider has the power and  authority to execute,  deliver and perform its  obligations  under this  Agreement and any other  Transaction
Document to which it is a party and has taken all  necessary  action  required by applicable  Requirements  of Law to authorize the  execution,  delivery and performance of this Agreement and any other  Transaction  Document to which it is a party.  Except as has been  obtained,  no  consent or  authorization  of, filing  with,  or other act by or in respect of, any  Government  Authority or any other  Person is  required in  connection  with the  execution,  delivery, performance,  validity or  enforceability  by or against the Warranty Provider of this  Agreement or any other  Transaction  Document to which it is a party.
This Agreement has been, and each other Transaction  Document to which it is a party  will  be,  duly  executed  and  delivered  on  behalf  of the  Warranty
Provider.  This Agreement constitutes,  and each other Transaction Document to which the Warranty  Provider is a party,  when  executed and  delivered,  will constitute,  a legal,  valid and binding  obligation of the Warranty  Provider enforceable  against it in accordance with its terms, except as enforceability
may  be  limited  by  applicable   bankruptcy,   insolvency,   reorganization,
moratorium or similar laws  affecting  the  enforcement  of creditors'  rights generally and by general equitable  principles (whether  enforcement is sought by proceedings in equity or at law).

(c)   The  execution,  delivery and  performance  by the Warranty  Provider of each of this  Agreement  and any other  Transaction  Document to which it is a party does not and will not  violate  any  Requirement  of Law or  Contractual
Obligation  of the Warranty  Provider and will not result in, or require,  the creation  or  imposition  of  any  Lien  on any of  its  property,  assets  or revenues,  except  where  such  violation  or Lien  would  not  reasonably  be expected to have an Adverse  Effect in respect of the Warranty  Provider.  The
Warranty  Provider is not in violation of any Contractual  Obligation,  except where such  violation  would not  reasonably  be  expected  to have an Adverse
Effect in respect of the Warranty Provider.

(d)   No litigation,  proceeding or  investigation of or before any arbitrator
or  Governmental   Authority  is  pending  or,  to  the  Warranty   Provider's
knowledge,  threatened by or against the Warranty  Provider  (i) asserting the invalidity  or  unenforceability  of  any  of  this  Agreement  or  any  other
Transaction  Document  to which it is a party,  (ii) seeking  to  prevent  the consummation of any of the transactions  contemplated by this Agreement or any other  Transaction  Document  to  which  it is a party  or  (iii) seeking  any determination  or ruling that would  reasonably be expected to have an Adverse
Effect in respect of the Warranty Provider.

(e)   To the best of the  Warranty  Provider's  knowledge,  no statute,  rule, regulation or order has been enacted or deemed  applicable  by any  Government
Authority that would make the  transactions  contemplated by this Agreement or any other  Transaction  Document to which it is a party  illegal or  otherwise prevent the consummation thereof.

(f)   The financial  statements  of the Warranty  Provider and Bank of America
Corporation  and the  information  provided  pursuant  to Section  2.3(b)(xii)
herein included in the Fund's  Registration  Statement when such  Registration
Statement was declared  effective and any  financial  statements  subsequently made  available to the Fund pursuant to  Section 7.3 do not contain any untrue statement of a material  fact or omit to state any material  fact  required to be stated therein or necessary to make the statements  therein not misleading, in  each  case  as of the  dates  and  for  the  periods  referred  to in such statements.  Such financial  statements  fairly present or will fairly present in all material  respects the financial  position of the Warranty Provider and
Bank of America  Corporation  as of the dates and for the periods  referred to therein  and in  conformity  with  generally  accepted  accounting  principles applied on a consistent basis.

ARTICLE VII.

                                  COVENANTS

Section 7.1.      COVENANTS OF THE ADVISER.  The Adviser hereby  covenants and agrees  that  through  the  Termination  Date  and so  long  as a  drawing  is available under the Financial Warranty:

(a)   it shall  not  amend,  supplement,  modify,  terminate,  or agree to any waiver of any rights with respect to, any of the Transaction  Documents (other than  amendments  or  supplements  to the  Prospectus  pursuant  to Rules  485
(excluding  certain  filings  pursuant  to Rule 485(a) that are not routine in nature or that  affect  the  Fund's  investment  objectives)  or 497 under the
Securities  Act that do not  relate to  portfolio  investments),  without  the prior  written  consent  of the  Warranty  Provider;  provided,  that (i) such
consent   shall  not  be   withheld   if  any  such   amendment,   supplement,
modification,   termination  or  agreement  does  not  increase  the  Warranty
Provider's  liabilities or risks or decrease the Warranty  Provider's economic bargain under this Agreement and the Financial  Warranty and (ii) such consent shall be given in a  reasonable  period  of time,  taking  into  consideration among other things filing deadlines, if any;

(b)   other than in  connection  with the  reinvestment  of dividends or other distributions  or the  transfer  of Shares that does not result in an increase in the  Shares  that are  issued  and  outstanding,  it shall  not  allow  the offering  or sale of the  Shares of the Fund  after the  Offering  Period  but prior to the Maturity Date;

(c)   it shall notify the  Warranty  Provider  promptly of (i) any  request by the Commission for an amendment to the Registration  Statement with respect to any  Class  of  Shares  of the Fund or a  supplement  to the  Prospectus  with respect  to  any  Class  of  Shares  of the  Fund,  (ii) the  issuance  by the
Commission of any stop-order  suspending the effectiveness of the Registration
Statement  with  respect to any Class of Shares of the Fund or the  initiation or threat of any such stop-order  proceeding,  or (iii) receipt by the Fund of a notice  from or order of the  Commission  pursuant  to  Section 8(e)  of the
Investment  Company  Act  with  respect  to any  Registration  Statement  with respect to the Fund;

(d)   it shall provide to the Warranty  Provider such  additional  information with  respect  to the Fund as the  Warranty  Provider  may  from  time to time reasonably request;

(e)   prior  to  or  simultaneously   upon  filing  with  the  Commission  any
amendment to the  Registration  Statement  with respect to any Class of Shares of the Fund or  supplement  to the  Prospectus  with  respect  to any Class of
Shares of the Fund, it shall furnish a copy thereof to the Warranty  Provider;
provided,  however, that the Adviser shall obtain the prior written consent of the Warranty  Provider  before filing any such  amendment or  supplement  that modifies  references to or affects the Warranty  Provider,  this  Agreement or the  Financial  Warranty;  provided,  further,  that any such  consent  of the
Warranty  Provider  (i)  shall  not be  withheld  if  any  such  amendment  or supplement does not increase the Warranty  Provider's  liabilities or risks or decrease the Warranty  Provider's  economic  bargain under this  Agreement and the  Financial  Warranty  and (ii)  shall be given in a  reasonable  period of time, taking into consideration among other things filing deadlines, if any;

(f)   it  shall  not,  without  the  prior  written  consent  of the  Warranty
Provider,  elect to terminate any  Transaction  Document;  provided,  that the termination  of the  Investment  Management  Agreement  (i) as a result of its assignment  (as such term is defined under the  Investment  Company Act) to an
Affiliate  of the  Adviser  or (ii) as a result of a change of  control  of an
Affiliate  of the  Adviser  shall  not be  deemed  to be a  violation  of this
Section 7.1(f);

(g)   it shall comply in all material  respects with the terms and  provisions of all  Requirements  of Law,  including the Acts and the Investment  Advisers
Act,  with respect to the Fund and it shall obtain and maintain all  licenses, permits,  charters and registrations which are necessary to the conduct of its business  or  where  the  failure  to  obtain  and  maintain  the  same  would reasonably be expected to have an Adverse Effect in respect of the Adviser;

(h)   it shall  promptly  inform  the  Warranty  Provider  in  writing  of any information  or  event  that,  to the  knowledge  of  the  Adviser,  would  be reasonably likely to result, through the passage of time or otherwise,  in the occurrence of a Trigger Event;

(i)   it shall  promptly  inform  the  Warranty  Provider  in  writing  of the occurrence  of any of the  following  events  of which it has  knowledge:  any
Litigation Event,  Regulatory Change,  Regulatory Event or other event in each case that would  reasonably  be expected to have an Adverse  Effect in respect of the Adviser;

(j)   it shall  promptly and fully  perform all of its  obligations  (i) under each  Transaction  Document to which it is a party,  and (ii) under each other agreement,  instrument or contract  delivered in connection with a Transaction
Document  and  by  which  it  is  bound,   except  to  the  extent  that  such
non-performance  would not reasonably be expected to have an Adverse Effect in respect of the Adviser and shall  provide the Warranty  Provider  with written notice  promptly  upon  becoming  aware of any  material  breach  by it of the provisions  of any such  agreements.  The  Adviser and each  Affiliate  of the
Adviser which may in the future serve as investment  adviser to the Fund shall take all action  necessary  to  preserve  its  existence  and ensure  that the
Transaction Documents remain in full force and effect;

(k)   it  shall  keep or  cause  to be kept in  reasonable  detail  books  and records of account of its business in relation to the Fund,  including without limitation  electronic  information with respect  thereto,  in form and detail customary in the industry and  sufficient to satisfy the Adviser's  obligation to provide to the Warranty Provider the information referred to herein;

(l)   it shall implement compliance  procedures reasonably designed to monitor the Fund Portfolio's  compliance with the Portfolio Requirements on an ongoing basis;

(m)   it shall not include any material  relating to the Warranty  Provider or
Bank of America  Corporation or describing the terms of the Financial Warranty or this  Agreement  in any  marketing  materials  used by or on  behalf of the
Adviser or the Fund unless such  material has been  approved in writing by the
Warranty  Provider  prior to its inclusion in such marketing  materials,  such approval not to be unreasonably withheld or delayed;

(n)   it  shall  promptly  inform  the  Warranty  Provider  in  writing  if it
delegates  any  of  its  management   responsibilities  under  the  Investment
Management  Agreement to a subadviser or subsequent  thereto  terminates  such delegation  to  any  subadviser  or  materially  modifies  any  then  existing subadvisory  agreement  with any  subadviser  to which it has delegated any of its management responsibilities under the Investment Management Agreement;

(o)   it shall provide to the Warranty  Provider such  additional  information with  respect  to the Fund as the  Warranty  Provider  may  from  time to time reasonably  request  and,  after the  occurrence  of a Trigger  Event,  at the expense of the Adviser,  during normal  business hours with  reasonable  prior notice  allow the Warranty  Provider to inspect,  audit and make copies of and abstracts  from the Fund's records and to visit the offices of the Adviser for the purpose of  examining  such  records,  internal  controls  and  procedures maintained by the Adviser as the Warranty Provider may reasonably request; and

(p)   all factual  information  prepared and  furnished by or on behalf of the
Adviser to the  Warranty  Provider  (whether  prepared  by the  Adviser or any other  Person)  for  purposes of or in  connection  with this  Agreement,  any
Transaction  Document or any transaction  contemplated  hereby or thereby will be true and  accurate  in all  material  respects on the date as of which such information is dated or certified and such  information  taken as a whole will not omit to state any material fact necessary to make such  information in the context in which it is furnished not misleading.

Section 7.2.      COVENANTS  OF THE TRUST ON  BEHALF  OF THE  FUND.  The Trust
hereby  covenants and agrees that through the Termination  Date and so long as a drawing is available under the Financial Warranty:

(a)   within 65 days after the end of each fiscal year,  it shall  provide the
Warranty  Provider with accurate,  correct and complete audited  statements of assets and  liabilities of the Fund with values  determined in accordance with the procedures described in the Registration  Statement and in accordance with the  Investment  Company Act, and an audited  schedule of  investments  of the
Fund,  each as of such  fiscal year end.  Such  audited  financial  statements will fairly  present in all material  respects the  financial  position of the
Fund  as of  the  dates  and  for  the  periods  referred  to  therein  and in
conformity  with  generally  accepted  accounting   principles  applied  on  a
consistent basis;

(b)   it shall  provide  the  Warranty  Provider  with  accurate,  correct and complete  semi-annual  unaudited  statements of assets and  liabilities of the
Fund with values  determined in accordance  with the  procedures  described in the Registration  Statement and in accordance with the Investment Company Act, and a semi-annual  unaudited schedule of investments of the Fund, in each case within  65 days  after  the  end of  such  period.  Such  unaudited  financial statements  will  fairly  present  in  all  material  respects  the  financial position of the Fund as of the dates and for the  periods  referred to therein and in conformity with generally accepted  accounting  principles applied on a consistent basis;

(c)   after the Offering Period but prior to the Maturity Date,  other than in connection  with the redemption of Shares by a Shareholder,  the  reinvestment of dividends and  distributions or the transfer of Shares that does not result in an  increase in the Shares  that are issued and  outstanding,  it shall not change the number of outstanding Shares of the Fund;

(d)   it shall  promptly and fully  perform all of its  obligations  (i) under each  Transaction  Document to which it is a party,  and (ii) under each other agreement,  instrument or contract  delivered in connection with a Transaction
Document  and  by  which  it  is  bound,   except  to  the  extent  that  such
non-performance  would not reasonably be expected to have an Adverse Effect in respect of the Fund and shall  provide  the  Warranty  Provider  with  written notice  promptly  upon  becoming  aware of any  material  breach  by it of the provisions of any such agreements;

(e)   it shall  not  amend,  supplement,  modify,  terminate,  or agree to any waiver of any rights with respect to, any of the Transaction  Documents (other than  amendments  or  supplements  to the  Prospectus  pursuant  to Rules  485
(excluding  certain  filings  pursuant  to Rule 485(a) that are not routine in nature or that  affect  the  Fund's  investment  objectives)  or 497 under the
Securities Act that do not relate to portfolio  investments) without the prior written  consent  of  the  Warranty  Provider,  which  consent  shall  not  be unreasonably  withheld or delayed;  provided,  that (i) such consent shall not be withheld if any such amendment,  supplement,  modification,  termination or agreement  does not increase the Warranty  Provider's  liabilities or risks or decrease the Warranty  Provider's  economic  bargain under this  Agreement and the  Financial  Warranty and (ii) such consent  shall be given in a reasonable
period  of  time,  taking  into   consideration   among  other  things  filing
deadlines, if any;

(f)   it shall  not  amend,  supplement,  modify,  terminate,  or agree to any waiver  with  respect to any  provision  of any  Transaction  Document  or the
Declaration of Trust if such amendment,  supplement or  modification  would be reasonably likely in the Warranty Provider's  reasonable  discretion to have a material  impact on the Warranty  Provider,  without the prior written consent of the Warranty Provider;

(g)   it shall not include any material  relating to the Warranty  Provider or
Bank of America  Corporation or describing the terms of the Financial Warranty or this Agreement in any marketing  materials used by or on behalf of the Fund unless such  material has been  approved in writing by the  Warranty  Provider prior to its  inclusion in such  marketing  material,  such approval not to be unreasonably withheld or delayed;

(h)   it shall not  change in any  material  respect  the  manner in which the assets or  liabilities of the Fund are allocated to any Class of Shares of the
Fund  without  the prior  written  consent  of the  Warranty  Provider,  which consent shall not be unreasonably withheld or delayed;

(i)   prior to taking any action to terminate  the  Custodian,  the Fund shall notify  the  Warranty  Provider  and,  in the event that the  Custodian  shall terminate the  Custodian  Agreement  with respect to the Fund,  the Fund shall notify the  Warranty  Provider  and engage a  successor  Custodian;  provided, however,  that the Fund shall not engage as successor Custodian one which does not  agree to be bound by the  Services  Agreement  and by the  provisions  of
Sections  3.4(c) and (d), 4.1(c) and 4.2(a) to the extent they are relevant to duties  of the  Custodian,  which  does  not have a  system  in place  that is equivalent to the JPM VIEWS System  acceptable to the Warranty Provider in its reasonable  discretion or which is not  reasonably  acceptable to the Warranty
Provider;

(j)   in the event that the Adviser resigns,  the Fund elects to terminate the
Investment  Management Agreement with the Adviser or the Investment Management
Agreement  terminates in accordance with its terms, the Fund shall immediately notify the Warranty  Provider and cause any successor  adviser  (including the
Adviser)  to  agree to be bound by the  terms of this  Agreement,  subject  to applicable  law,  and  the  Service  Agreement,  in  each  case  prior  to the effective date of such termination;

(k)   it shall comply in all material  respects with the terms and  provisions of the Acts with respect to the Fund;

(l)   it promptly  shall  provide  the  Warranty  Provider  with a copy of any amendment or waiver of any provision of the  Investment  Management  Agreement or the filing of any amendment to the Declaration of Trust;

(m)   it shall provide to the Warranty  Provider such  additional  information with  respect  to the Fund as the  Warranty  Provider  may  from  time to time reasonably  request  and,  after the  occurrence  of a Trigger  Event,  during normal  business  hours  with  reasonable  prior  notice  allow  the  Warranty
Provider to inspect,  audit and make copies of and  abstracts  from the Fund's records as the Warranty Provider may reasonably request;

(n)   all factual  information  prepared and  furnished by or on behalf of the
Fund to the  Warranty  Provider  (whether  prepared  by the Fund or any  other
Person) for purposes of or in connection with this Agreement,  any Transaction
Document or any  transaction  contemplated  hereby or thereby will be true and accurate in all material  respects on the date as of which such information is dated or  certified  and such  information  taken as a whole  will not omit to state any material fact  necessary to make such  information in the context in which it is furnished not misleading; and

(o)   it  shall  maintain  a  fidelity  bond  with  respect  to its  officers, trustees,  employees  and agents of the type and in the amounts as is required by law under Rule 17g-1 of the  Investment  Company  Act for funds  similar to the Fund.

Section 7.3.      COVENANTS OF THE WARRANTY  PROVIDER.  The Warranty  Provider
hereby covenants and agrees that through the Termination Date:

(a)   it will make its audited  annual  financial  statements  and the audited annual financial statements of Bank of America Corporation,  together with the relevant auditor's consents,  available to the Trust on behalf of the Fund for inclusion in the Registration  Statement.  Such financial statements shall not contain any untrue  statement of a material fact or omit to state any material fact  required  to be  stated  therein  or  necessary  to make the  statements therein  not  misleading,  in each case as of the  dates  and for the  periods referred to in such  financial  statements.  The Warranty  Provider  agrees to provide,  and,  with  respect  to Bank of America  Corporation,  agrees to use reasonable  efforts  to  provide,  to the  Trust  on  behalf  of the  Fund any additional  information  reasonably  requested  by the  Trust on behalf of the
Fund from the Warranty Provider and Bank of America Corporation.

(b)   it shall comply in all material  respects with the terms and  provisions of all Requirements of Law with respect to the Warranty  Provider and it shall obtain and maintain all licenses,  permits,  charters and registrations  which are  necessary  to the conduct of its  business or where the failure to obtain and  maintain  the same would not  reasonably  be  expected to have an Adverse
Effect with respect to the Warranty Provider; and

(c)   it shall  promptly and fully  perform all of, and comply in all respects with, its  obligations  (i) under each  Transaction  Document to which it is a party, and (ii) under each other agreement,  instrument or contract  delivered in connection with a Transaction  Document and by which it is bound, except in each case to the extent  that such  non-performance  would not  reasonably  be expected to have an Adverse  Effect with respect to the Warranty  Provider and shall  provide the Adviser and the Trust with  written  notice  promptly  upon becoming  aware of any  material  breach by it of the  provisions  of any such agreements.  The Warranty Provider shall take all action reasonably  necessary to preserve its existence and ensure that the Transaction  Documents remain in full force and effect.

ARTICLE VIII.

                              FURTHER AGREEMENTS

Section 8.1.      OBLIGATIONS  ABSOLUTE.  The  obligations  of the Adviser and the Fund pursuant to this  Agreement are absolute and  unconditional  and will be paid or performed  strictly in accordance with the respective terms hereof, irrespective of:

(a)   (i) Any lack of validity  or  enforceability  of any of the  Transaction
Documents  (other than the Financial  Warranty),  unless such lack of validity or enforceability is finally determined by a final non-appealable  judgment of
a  court  of  competent   jurisdiction,   or  (ii)  any   amendment  or  other
modification  of, or waiver with respect to, or consent to departure from, any of the  Transaction  Documents  (other than  amendments  to this  Agreement in accordance with Section 11.1);

(b)   The existence of any claim,  set-off,  defense or other right either may have at any time against the other,  any  beneficiary or any transferee of the
Financial  Warranty (or any persons or entities for whom any such  beneficiary or any such  transferee  may be acting),  the  Warranty  Provider or any other
Person  or entity  whether  in  connection  with  this  Agreement,  any of the
Transaction Documents or any unrelated transactions;

(c)   Any statement or any other  document  presented by any Person other than a  Warranty  Provider  Party in  connection  herewith  proving  to be  forged, fraudulent,  invalid or insufficient  in any respect or any statement  therein being untrue or inaccurate in any respect whatsoever;

(d)   The  inaccuracy or alleged  inaccuracy  upon which any drawing under the
Financial Warranty is based;

(e)   Payment by the Warranty  Provider  under the  Financial  Warranty  which does not comply with the terms hereof;  provided,  that such payment shall not have constituted willful misconduct on the part of the Warranty Provider;

(f)   Any  default or  alleged  default of the  Warranty  Provider  under this
Agreement,  other than a default  with  respect  to  payment of the  Aggregate
Shortfall Amount; or

(g)   Any other circumstance or happening whatsoever;  provided, that the same shall not have constituted  willful misconduct of the Warranty Provider and to the extent that such  circumstance  or happening  does not result in a default by the  Warranty  Provider  with  respect  to  the  payment  of the  Aggregate
Shortfall Amount.

Section 8.2.      PARTICIPATIONS   AND  ASSIGNMENTS.   Subject  to  the  prior
written  consent  of the Trust and the  Adviser  (which  consent  shall not be unreasonably  withheld  or  delayed),  the  Warranty  Provider  may assign its obligations  under  this  Agreement  to  an  Affiliate;  provided,  that  such
Affiliate  provides  the Fund with  audited  financial  statements  covering a period of at least three years and,  provided,  further,  that Bank of America
Corporation  provides  the Trust on  behalf of the Fund with an  unconditional guarantee of the assignee's  obligations under this Agreement in substantially the same  form as the BAC  Guaranty.  The  Warranty  Provider  shall  have the right to give  participations  in its rights under this Agreement and to enter into hedging contracts with respect to the Financial  Warranty;  provided that the  Warranty  Provider  agrees  that any such  disposition  will not alter or affect  in any way  whatsoever  the  Warranty  Provider's  direct  obligations hereunder and under the Financial Warranty.

Section 8.3.      FUND   LIABILITY.   Any  other  provision  to  the  contrary
notwithstanding,  any  liability  of  the  Fund  under  this  Agreement  or in connection with the transactions  contemplated herein shall be discharged only out of the assets of the Fund.

Section 8.4.      LIMITATION  OF  LIABILITY  OF  THE  WARRANTY  PROVIDER.  The
Adviser and the Trust on behalf of the Fund agree that  neither  the  Warranty
Provider,   its   Affiliates,   nor   any  of   their   respective   officers,
trustees/directors  or employees  shall be liable or  responsible  for (a) the use which may be made of the Financial  Warranty by any Person or for any acts or omissions of another  Person in connection  therewith or (b) the  validity, sufficiency,  accuracy  or  genuineness  of  any  documents  delivered  to the
Warranty Provider,  or of any endorsement(s)  thereon,  even if such documents should  in fact  prove  to be in any or all  respects  invalid,  insufficient, fraudulent or forged.  In furtherance  and not in limitation of the foregoing, the Warranty  Provider may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 8.5.      ADVISER  LIABILITY  FOR  ACTIONS  OF  SUBADVISER.   For  the
avoidance of doubt,  the parties  hereby agree that (a) the  Adviser  shall be solely  responsible  for the  management of the Fund  Portfolio  regardless of whether the Adviser  delegates any of its  management  responsibilities  under the Investment Management Agreement to a subadviser,  (b) the Adviser shall be liable under this  Agreement and the other  Transaction  Documents to which it is a party for any  actions  taken by any  subadviser  with regard to the Fund
Portfolio,  and (c) for  purposes of this Agreement and any other  Transaction
Document to which it is a party,  any action or omission by a subadviser  with respect to the Fund Portfolio  shall be deemed to be the action or omission of the Adviser.

Section 8.6.      AUDITOR'S  CONSENTS.  The Adviser  hereby  agrees to pay all of the costs and expenses  incurred in connection  with the preparation of the auditor's consents to be delivered pursuant to Section 7.3 of this Agreement.

Section 8.7.      ALTERNATIVE   DELIVERY.   Upon   written   notice  from  the
Warranty  Provider  to the  Adviser  or the Trust on  behalf of the Fund,  the
Warranty  Provider may request the Adviser and the Trust on behalf of the Fund
to  provide,   and  the  Adviser  to  cause  the  Custodian  to  provide,  all information  and reports to be delivered to the  Warranty  Provider  under any
Transaction  Document  to the  Calculation  Agent on  behalf  of the  Warranty
Provider.  The Adviser  and the Trust on behalf of the Fund hereby  agree that any  information  required to be provided by the Warranty  Provider  under any
Transaction  Document  may  be  provided  by  an  Affiliate  of  the  Warranty
Provider, including, without limitation, the Calculation Agent.

ARTICLE IX.

                               CONFIDENTIALITY

Section 9.1.      CONFIDENTIALITY   OBLIGATIONS  OF  THE  WARRANTY   PROVIDER.
Subject to Section 9.2,  the Warranty Provider agrees, on behalf of itself and its agents,  not to disclose or use for any purpose other than the approval or administration  of this  Agreement,  the  exercise of its rights  hereunder or legitimate  corporate  purposes  relating  to this  Agreement  (including  any corporate  purposes  relating  to the  characterization  or  treatment  of the rights and obligations hereunder for accounting,  insurance,  rating agency or
other   similar   purposes)   (x) any   information   regarding  the  specific
investments  of the  Fund  or the  Underlying  Fund  whether  provided  to the
Warranty  Provider  by the  Adviser,  the  Fund or the  Custodian  ("Trading
Information")  or  (y) other   confidential   information  (including  without
limitation  proprietary  information  as  to  systems,  software  and  trading
methods)  (collectively,   "Other  Information"  and,  together  with  Trading
Information,  "Fund Confidential  Information") provided by the Adviser or the
Fund to the Warranty  Provider  hereunder  unless (i) such  information was or becomes  generally  available  to the  public  other  than as a result  of the
Warranty  Provider's  breach of this Article IX;  or (ii) such  information is required to be disclosed  pursuant to applicable law or in connection with any legal proceedings or to the extent required by a subpoena,  order of any court or Government  Authority having  jurisdiction over the Warranty Provider.  The
Warranty  Provider shall promptly  provide the Fund and the Adviser with prior written  notice of any request or requirement  to the extent  permissible  and practicable  under the  circumstances,  so the Fund or the  Adviser may seek a protective  order or other  appropriate  remedy  prior to the  release of such information by the Warranty Provider.  Notwithstanding  anything herein to the contrary, "Fund Confidential  Information" shall not include, and the Warranty
Provider,  on behalf of itself and its  agents,  may  disclose  to any and all
Persons,  without  limitation of any kind, any information with respect to the
U.S.  federal  income tax treatment and U.S.  federal  income tax structure of the transactions  contemplated hereby and all materials of any kind (including opinions or other tax  analyses)  that are provided to the  Warranty  Provider relating to such tax treatment and tax structure.

Section 9.2.      TRADING    INFORMATION    AND   OTHER    INFORMATION.    (a)
Notwithstanding   Section 9.1,   the  Warranty  Provider  may  to  the  extent
necessary  in  the  Warranty   Provider's   sole   discretion   disclose  Fund
Confidential  Information in connection with the Warranty  Provider's  hedging
arrangements  to  recipients   ("Permitted   Recipients")  if  such  Permitted
Recipients  represent and warrant to the Warranty Provider that such Permitted
Recipients will treat such  information as Fund  Confidential  Information and comply  with  Section 9.1  of this  Agreement.  The Adviser and the Fund agree that the Warranty  Provider and any  Permitted  Recipient  will satisfy  their obligation to treat such  information  as Fund  Confidential  Information  and comply with  Section 9.1  of the Agreement by  (i) restricting  access to such information  to the investment  officers and  compliance  officers who require access  to  such  information  for  monitoring,  hedging,  administration  and compliance purposes,  (ii) obtaining the agreement of such investment officers and compliance officers to keep such information  confidential on the terms of this  Section 9.2,  and  (iii) complying  with the  other  requirements  of an institutional  compliance  procedure  in  form  and  detail  customary  in the industry  and  reasonably  designed to be  sufficient  to satisfy the Warranty
Provider's  obligation  under this Article IX and to achieve  compliance  with applicable law.

(b)   Notwithstanding  Section 9.1,  the Warranty  Provider may disclose  Fund
Confidential  Information  to those  of its  officers,  employees,  directors,
representatives,   agents,   outside   counsel,   and   independent   auditors
(collectively,   "Representatives")  who  need  to  see  such  information  in connection with administration of the Agreement,  the exercise of the Warranty
Provider's rights hereunder,  or legitimate corporate purposes so long as such persons agree to keep such information  confidential on the terms contained in
Section 9.1.  The  Warranty  Provider  agrees  to remain  responsible  for any breach of Article IX by its Representatives and or Permitted Recipients.

Section 9.3.      CONFIDENTIALITY  OBLIGATIONS  OF THE  ADVISER  AND THE FUND.
(a) Subject to  subsection (b) below,  the  Adviser and the Fund each  agrees, on behalf of itself and its  agents,  not to  disclose  or use for any purpose other  than the  administration  of this  Agreement  and the  exercise  of its rights and  obligations  hereunder any  confidential  information  (including, without  limitation,  proprietary  information  as to  systems,  software  and trading methods) (collectively,  "Warranty Provider Confidential Information")
provided by the Warranty  Provider to the Adviser or the Fund hereunder unless
(i) such  information was or becomes  generally  available to the public other than as a result of the  Adviser's or the Fund's breach of this Article IX; or
(ii) such  information is required to be disclosed  pursuant to applicable law or in connection  with any legal  proceedings  or to the extent  required by a
subpoena,  order  of  any  court  or  Government  Authority.   Notwithstanding
anything herein to the contrary,  "Warranty Provider Confidential Information"
shall not  include,  and the Adviser and the Fund may  disclose to any and all
Persons,  without  limitation of any kind, any information with respect to the
U.S. federal  income tax treatment and U.S.  federal  income tax structure of the transactions  contemplated hereby and all materials of any kind (including opinions or other tax  analyses)  that are provided to the Adviser or the Fund relating to such tax treatment and tax structure.

(b)   Notwithstanding  subsection (a)  above, each of the Adviser and the Fund may  disclose  Warranty  Provider  Confidential  Information  to  those of its officers, employees, directors, representatives,  agents, outside counsel, and independent  auditors  who need to see such  information  in  connection  with administration  of the  Agreement or the exercise of the  Adviser's and Fund's rights or obligations  hereunder or thereunder,  so long as such persons agree to  keep  such  information  confidential  on  the  terms  contained  in  this
Section 9.3.

Section 9.4.      COPIES OF FUND  CONFIDENTIAL  INFORMATION.  Upon the request of the Fund or the  Adviser,  all  copies  of Fund  Confidential  Information, except for that portion of the Fund Confidential  Information that consists of notes,  analyses,  compilations,  studies,  interpretations or other documents
prepared  by  the  Warranty  Provider,   its   Representatives  and  Permitted
Recipients,  will  be  promptly  returned  to  the  Fund  or  the  Adviser  or destroyed;  provided, however, that any Fund Confidential Information retained by the Warranty Provider, its Representatives and Permitted Recipients,  shall be  maintained by the Warranty  Provider,  its  Representatives  and Permitted
Recipients, subject to the confidentiality terms of this Agreement.

ARTICLE X.

                                 TERMINATION

Section 10.1.     TERMINATION.  (a) Unless this  Agreement  and the  Financial
Warranty  are sooner  terminated  pursuant  to  Section 10.1(b)  hereof,  this
Agreement,  the Financial Warranty and the BAC Guaranty shall terminate (i) on the Maturity Date if no amounts are payable under the Financial  Warranty,  or
(ii) thereafter,  upon  payment by the  Warranty  Provider (or Bank of America
Corporation  under  the  BAC  Guaranty)  of all  amounts  due by the  Warranty
Provider  under the Financial  Warranty to the Custodian on behalf of the Fund
(any such date of  termination  pursuant  to this  Article X is referred to in this Agreement as the "Termination Date").

(b)   (i) This  Agreement  may be  terminated by the Trust (on behalf of the
Fund) and the Adviser by written  notice to the Warranty  Provider at any time
(A) upon the  occurrence of an Act of Insolvency  with respect to the Warranty
Provider,  or (B) if  the  credit  rating of Bank of  America  Corporation  is suspended, withdrawn or  downgraded  below "BBB+" by S&P or "Baa1" by Moody's
(or equivalent credit rating if different rating categories are used).

(ii)  This Agreement may be terminated  (and in the case of clause (B) in this subparagraph  the Financial  Warranty may also be  terminated) by the Warranty
Provider in its sole  discretion by written notice to the Fund and the Adviser
(A) prior to the Inception Date and the issuance of the Financial  Warranty if the Fund's Total NAV on the last day of the  Offering  Period is less than $75 million  or  (B) subsequent  to the  Inception  Date and the  issuance  of the
Financial  Warranty and prior to the Maturity Date if (1) the Adviser resigns, the Fund elects to terminate  the  Investment  Management  Agreement  with the
Adviser or the Investment  Management  Agreement terminates in accordance with its terms and a successor  adviser  (other than the Adviser or an Affiliate of the  Adviser)  is not  elected  prior to the date of such  termination  or the
Trust's Board of Trustees  elects a successor  adviser (other than the Adviser or an Affiliate of the Adviser)  which agrees to be bound by the terms of this
Agreement  without first (a) consulting  with the Warranty  Provider,  and (b)
subject to its fiduciary  obligations  and  obligations  under the  Investment
Company  Act,  considering  the  reputation  of  the  successor  adviser,  its experience  in managing  equity value funds and fixed income  portfolios,  its size,  its financial  condition,  its ability to manage the Fund  Portfolio in accordance with the Registration  Statement and its ability to comply with the
Adviser's  obligations  under this Agreement and the Transaction  Documents to which it is a party;  provided,  however,  that if such successor adviser is a
Person that is not an  Affiliate  of the Adviser and such Person  agrees to be bound by the terms of this Agreement  prior to such  termination,  the Adviser shall not be liable for any  actions of such  unaffiliated  successor  adviser under this  Agreement,  (2) the Fund  terminates the Custodian  Agreement with
JPMorgan  Chase Bank and engages a successor  custodian that does not agree to be bound by the Service  Agreement and by the  provisions  of Sections  3.4(c)
and (d),  4.1(c) and 4.2(a) to the extent  they are  relevant to duties of the
Custodian,  or the Fund amends the  Custodian  Agreement so that the Custodian is no longer bound by such provisions,  in each case without the prior written consent of the  Warranty  Provider or (3) the  Fund's  assets are not invested entirely in  accordance  with  Section 4.2(a)  at all times  commencing on the second  Exchange  Business Day following the Permanent  Defeasance  Date.  The written  notice  required to be provided by the Warranty  Provider  under this
Section  10.1(b)(ii)  shall be delivered to the Fund and the Adviser within 30 days after the occurrence of the relevant termination event.

(iii) Notwithstanding   any   of   the   foregoing,   this   Agreement   shall
automatically  terminate,  and if such termination  occurs after the Inception
Date the Financial Warranty shall  automatically  terminate,  (A) prior to the
Inception  Date if the Trust's  Board has  determined to liquidate the Fund or subsequent  to the  Inception  Date and prior to the Maturity Date if the Fund is liquidated  during that time,  (B) if the Adviser resigns,  the Fund elects to  terminate  the  Investment  Management  Agreement  with the Adviser or the
Investment  Management  Agreement  terminates in accordance with its terms and any  successor  adviser  (other  than  the  Adviser  or any  Affiliate  of the
Adviser)  does not agree to be bound by the terms of this  Agreement  prior to the  effective  date of such  termination  or (C) if the Fund is involved in a merger, reorganization or sale of all or substantially all of its assets.

(iv)  If   this   Agreement   is   terminated   in   accordance    with   this
Section 10.1(b),  the Fund shall notify its  Shareholders of such  termination and such notice shall state that the Fund has  released the Warranty  Provider from all  liability  under the  Financial  Warranty.  The Fund shall provide a copy of such notice to the  Warranty  Provider.  From and after the  effective date of such  termination,  the  Fund  shall  have  no  obligation  to pay the
Financial  Warranty  Fee  (except  as to  amounts  thereof  accrued on a daily interpolated  basis  prior to such  termination),  and the  Warranty  Provider shall have no liability under the Financial Warranty.

ARTICLE XI.

                                MISCELLANEOUS

Section 11.1.     AMENDMENTS  AND  WAIVERS.  No  amendment  or  waiver  of any provision of this Agreement nor consent to any departure  therefrom,  shall in any event be  effective  unless in writing  and  signed by all of the  parties hereto;  provided that any waiver so granted shall extend only to the specific event  or  occurrence  so  waived  and  not  to any  other  similar  event  or occurrence which occurs subsequent to the date of such waiver.

Section 11.2.     NOTICES.  (a)  Except  to  the  extent  otherwise  expressly provided herein,  all notices,  requests and demands to or upon the respective parties  hereto to be  effective  shall be in writing  (and if,  sent by mail, certified or  registered,  return  receipt  requested) or confirmed  facsimile transmission and, unless otherwise expressly provided herein,  shall be deemed to have been duly  given or made when  delivered  by hand,  or three  Business
Days after being deposited in the mail,  postage  prepaid,  or, in the case of facsimile transmission, when sent, addressed as follows:

            If to the Adviser:
                  OppenheimerFunds, Inc.
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, New York  10080
                  Attention:  Robert G. Zack, General Counsel
                  Telephone No:  (212) 323-0250
                  Facsimile No:  (609) 323-4070

            If to the Fund:
                  c/o OppenheimerFunds, Inc.
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, New York  10080
                  Attention:  Robert G. Zack, General Counsel
                  Telephone No:  (212) 323-0250
                  Facsimile No:  (609) 323-4070

            with a copy to:
                  Myer, Swanson, Adams & Wolf
                  The Colorado State Bank Building
                  1600 Broadway, Suite 1480
                  Denver Colorado  80202-4915
                  Attention:  Allan Adams, Esq.
                  Telephone:  (303) 866-9800
                  Facsimile:  (303) 866-9818

            If to the Warranty Provider:
                  Main Place Funding, LLC
                  c/o Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

            with a copy to:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

            If to the Calculation Agent:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York 10019
                  Attention: Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

or such other address  and/or  addresses  (and with copies to such persons) as shall be specified in writing by any such party to the others.

(b)   Prior to the  Inception  Date,  the parties  shall provide to each other detailed  notice  procedures  with respect to the  notifications  contemplated herein to the extent they are different from those set forth above.

Section 11.3.     NO  WAIVER,  REMEDIES  AND  SEVERABILITY.  No failure on the part  of any  party  to  exercise,  and no  delay  in  exercising,  any  right hereunder shall operate as a waiver  thereof,  nor shall any single or partial exercise of any such right preclude any other or further  exercise  thereof or
the   exercise  of  any  other  right.   Except  as   otherwise   provided  in
Section 4.1(e),  the remedies herein provided are cumulative and not exclusive of any remedies  provided by law. The parties  further  agree that the holding by any court of competent  jurisdiction  that any remedy  pursued by any party hereunder  is  unavailable  or  unenforceable  shall not affect in any way the ability  of such  party to pursue  any other  remedy  available  to it. In the event any provision of this Agreement  shall be held invalid or  unenforceable by any court of  competent  jurisdiction,  the parties  hereto agree that such holding  shall not  invalidate  or render  unenforceable  any other  provision hereof.

Section 11.4.     PAYMENTS.  All payments to the Warranty  Provider  hereunder shall  be  made  in  lawful  currency  of the  United  States  in  immediately available  funds and shall be made prior to 2:00 p.m.  (New York City time) on the date such  payment is due by wire  transfer to the account  designated  by the Warranty  Provider by notice to the Fund and the Adviser.  Any payments to the Fund under the Financial  Warranty  shall be made in  accordance  with the terms  thereof  in  lawful  currency  of  the  United  States  in  immediately available  funds by wire  transfer  to the account  designated  by the Fund by notice to the Warranty Provider.

      Whenever any payment under this  Agreement  shall be stated to be due on a day which is not a  Business  Day,  such  payment  shall be made on the next succeeding  Business  Day,  and such  extension of time shall in such cases be included in  computing  interest  or fees,  if any,  in  connection  with such payment.

Section 11.5.     GOVERNING  LAW.  This  Agreement  shall be  governed  by and construed  in  accordance  with the laws of the  State of New York  (including
Section 5-1401  of the New York  General  Obligations  Law but  excluding  all other choice of law and conflicts of law rules).

Section 11.6.     SUBMISSION  TO  JURISDICTION,  WAIVER OF JURY TRIAL.  EXCEPT
AS OTHERWISE SET FORTH IN SECTIONS 4.1(d) AND (e), THE WARRANTY PROVIDER,  THE
ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY  IRREVOCABLY  SUBMIT TO THE
NON-EXCLUSIVE  JURISDICTION  OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN
THE BOROUGH OF MANHATTAN  IN THE CITY OF NEW YORK IN ANY ACTION OR  PROCEEDING
ARISING OUT OF OR RELATING TO THIS  AGREEMENT AND THE WARRANTY  PROVIDER,  THE
ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY  IRREVOCABLY AGREE THAT ALL
CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING  MAY BE HEARD AND DETERMINED IN
SUCH NEW YORK STATE OR FEDERAL COURT. THE WARRANTY  PROVIDER,  THE ADVISER AND
THE TRUST ON BEHALF  OF THE FUND  HEREBY  IRREVOCABLY  WAIVE,  TO THE  FULLEST
EXTENT THAT THEY MAY LEGALLY DO SO, THE  DEFENSE OF AN  INCONVENIENT  FORUM TO
THE  MAINTENANCE  OF SUCH ACTION OR  PROCEEDING.  THE WARRANTY  PROVIDER,  THE
ADVISER  AND THE TRUST ON BEHALF OF THE FUND  AGREE THAT A FINAL  JUDGMENT  IN
ANY SUCH  ACTION OR  PROCEEDING  SHALL BE  CONCLUSIVE  AND MAY BE  ENFORCED IN
OTHER  JURISDICTIONS  BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER  PROVIDED
BY LAW.

      THE WARRANTY  PROVIDER,  THE ADVISER AND THE TRUST ON BEHALF OF THE FUND
HEREBY  KNOWINGLY,  VOLUNTARILY  AND  INTENTIONALLY  WAIVE ANY RIGHTS THEY MAY
HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON,  OR ARISING
OUT OF,  UNDER,  OR IN  CONNECTION  WITH,  THIS  AGREEMENT  OR ANY  COURSE  OF
CONDUCT,  COURSE OF DEALING,  STATEMENTS  (WHETHER ORAL OR WRITTEN) OR ACTIONS
OF THE PARTIES  HERETO.  EACH OF THE  WARRANTY  PROVIDER,  THE ADVISER AND THE
TRUST ON BEHALF OF THE FUND  ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL
AND SUFFICIENT  CONSIDERATION  FOR THIS PROVISION AND THAT THIS PROVISION IS A
MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 11.7.     COUNTERPARTS.    This   Agreement   may   be   executed   in
counterparts  of the  parties  hereto,  and  each  such  counterpart  shall be considered an original and all such counterparts  shall constitute one and the same instrument.

Section 11.8.     PARAGRAPH  HEADINGS.  The headings of  paragraphs  contained in this  Agreement  are provided for  convenience  only.  They form no part of this Agreement and shall not affect its construction or interpretation.

Section 11.9.     RELIANCE ON  INFORMATION.  In making a  determination  as to whether a Trigger Event has occurred,  the Warranty Provider shall be entitled to rely on reports  published or broadcast  by media  sources  believed by the
Warranty Provider to be generally reliable and on information  provided to the
Warranty  Provider by any other source believed by the Warranty Provider to be generally  reliable;  provided that the Warranty  Provider  reasonably  and in good faith  believes such  information to be accurate and has taken such steps as  may  be  reasonable  in  the  circumstances  to  attempt  to  verify  such information.

Section 11.10.    TIME OF THE  ESSENCE.  Time  is of the  essence  under  this
Agreement.

Section 11.11.    NO THIRD-PARTY  RIGHTS.  Nothing in this Agreement,  express or implied,  shall or is  intended to confer any rights upon any Person  other than the parties hereto or their respective successors or assigns,  including, without limitation, any Shareholder.

Section 11.12.    FURTHER  ASSURANCES.  The  parties  hereto  shall,  upon the request of the Warranty Provider,  the Adviser or the Fund, from time to time, execute,  acknowledge and deliver,  or cause to be executed,  acknowledged and delivered,  within a reasonable period following such request, such amendments or  supplements  hereto and such  further  instruments  and take such  further
action  as  may  be  reasonably   necessary  to  effectuate   the   intention,
performance and provisions of the Transaction Documents.

Section 11.13.    ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire agreement and  understanding of the parties with respect to its subject matter and supercedes  all prior  discussions  and agreements  among the parties with respect to the subject matter hereof.

Section 11.14.    DISCLOSURE OF SHAREHOLDER  LIABILITY.  The Warranty Provider
understands  and  agrees  that the  obligations  of the Trust on behalf of the
Fund under this  Agreement  are not  binding  upon any trustee of the Trust or shareholder  personally,  but bind only the Fund's  assets and  property.  The
Warranty  Provider  represents  that it has  notice of the  provisions  of the
Declaration  of  Trust  of  the  Trust  disclaiming  shareholder  and  trustee liability  for  acts or  obligations  of the  Fund  other  than in the case of willful misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such Trustee.

      IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement, all as of the day and year first above mentioned.

                                    OPPENHEIMERFUNDS, INC., as Adviser

                                    By:  /s/ Philip Witkower
                                    ------------------------------------
                                    Name: Philip Witkower
                                    Title: Senior Vice President

                                    OPPENHEIMER PRINCIPAL PROTECTED TRUST II,
                                       as Trust, on behalf of the Fund

                                    By:  /s/ Denis R. Molleur
                                    ------------------------------------
                                    Name: Denis R. Molleur
                                    Title: Assistant Secretary

                                    MAIN PLACE FUNDING, LLC, as Warranty
                                       Provider

                                    By:  /s/ Mark O'Donnell
                                    ------------------------------------
                                    Name: Mark O'Donnell
                                    Title: Principal

                  EXHIBIT A TO FINANCIAL WARRANTY AGREEMENT

                              FINANCIAL WARRANTY

No. _____________

[Date]

Oppenheimer Principal Protected Trust II, on behalf of
  Oppenheimer Principal Protected Main Street Fund II
c/o OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York  10080

Dear Sirs:

We hereby  establish,  in your favor,  our  Financial  Warranty  No. ____ (the
"Financial  Warranty")  in the amount of $_________  (as more fully  described below),  effective  immediately and expiring at the close of banking  business at our  Charlotte,  North  Carolina  office on the tenth  (10th)  Business Day after the  Maturity  Date.  All terms used herein but not defined  herein have the meanings  given to such terms in the  Financial  Warranty  Agreement  (the
"Financial   Warranty   Agreement")   dated  as  of  October  31,  2003  among
OppenheimerFunds,  Inc.,  Oppenheimer  Principal Protected Trust II, on behalf of its series  Oppenheimer  Principal  Protected Main Street Fund II, and Main
Place Funding, LLC.

If at any  time on or  prior  to the  Maturity  Date,  the  Calculation  Agent provides the Warranty Provider with a written certificate  certifying that the
Financial  Warranty  has  been  terminated  pursuant  to  Section  10.1 of the
Financial  Warranty  Agreement (a  "Termination  Certificate"),  the Financial
Warranty amount shall automatically  reduce to zero and the Financial Warranty shall  terminate  on such date and the  Aggregate  Shortfall  Amount  shall be deemed to be zero.

Unless the Warranty  Provider has received a  Termination  Certificate,  funds under this  Financial  Warranty  are  available  to you against on sight draft drawn on our  Charlotte,  North  Carolina  office,  referring  thereon  to the number of this Financial  Warranty,  accompanied  by your written  certificate signed by you with an  authenticated  signature and  certifying as to (a), (b)
and  (c)  below,  and  a  written   certificate  from  the  Calculation  Agent
certifying  the  determination  of the  Aggregate  Shortfall  Amount  and  its
accuracy.  Your written certificate shall state that:

(a)   The Maturity Date under the Financial Warranty Agreement has occurred.

(b)   The  amount of your  draft  does not exceed the lesser of (i) the amount of the drawing  available  under this  Financial  Warranty and (ii)  Aggregate
Shortfall Amount, as reasonably determined by the Calculation Agent.

(c)   You and the Adviser have  complied  with all  applicable  covenants  set forth  in the  Financial  Warranty  Agreement,  including  without  limitation
Article III thereof.

Presentation  of such  draft and  certificate  shall be made by  facsimile  at
(704) 386-1175 at our office located in Charlotte, North Carolina,  Attention:
Susan Carr,  or at any other office which may be  designated  by us by written notice delivered to you.

Upon  the  earliest  of (i) the  termination  of this  Financial  Warranty  in accordance  with the  Financial  Warranty  Agreement,  (ii) our honoring  your draft presented hereunder,  (iii) the surrender to us by you of this Financial
Warranty for  cancellation  and (iv) the expiration date stated in the initial paragraph hereof,  this Financial Warranty shall  automatically  terminate.  A termination  of this  Financial  Warranty  in  accordance  with the  Financial
Warranty  Agreement  will be  notified  to you in writing  upon which you will
immediately   surrender  this  Financial  Warranty  to  us  for  cancellation;
provided  that the  failure  to so notify or  surrender  shall not  affect the validity of such termination.

The obligations of the Financial  Warranty Provider pursuant to this Financial
Warranty will be paid strictly in  accordance  the terms hereof,  irrespective of:

(a)   Any  lack  of  validity  or  enforceability  of any  of the  Transaction
Documents other than this Financial Warranty,  unless such lack of validity or enforceability is finally determined by a final  non-appealable  judgment of a court of competent jurisdiction;

(b)   Any amendment,  modification  or waiver of, or consent to departure from any Transaction Document other than this Financial Warranty;

(c)   The  existence  of any  claim,  set-off,  defense  or  other  right  the
Warranty  Provider  may have at any time  against the Fund or any other Person or  entity  whether  in  connection  with  the  Transaction  Documents  or any unrelated transactions;

(d)   Any statement or any other  document  presented in  connection  herewith proving to be forged,  fraudulent,  invalid or  insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e)   The  performance  by  the  Fund  or  the  Adviser  of  their  respective obligations  under the Transaction  Documents in a manner that does not comply with the  terms  thereof;  provided,  that  such  performance  shall  not have constituted willful misconduct on the part of the Fund or the Adviser;

(f)   Any  default or alleged  default  of the Fund or the  Adviser  under the
Transaction Documents (other than this Financial Warranty); or

(g)   Any other circumstance or happening whatsoever;  provided, that the same shall not have constituted willful misconduct of the Fund or the Adviser.

This Financial  Warranty is subject to the  International  Standby  Practices,
International  Chamber of Commerce  Publication No. 590 (the "ISP"),  which is incorporated  into  the text of this  Financial  Warranty  by this  reference.
Communications  with respect to this Financial  Warranty shall be addressed to
us  at  our  Charlotte,   North  Carolina  office,  100  North  Tryon  Street,
Charlotte,  North Carolina  28255,  Attention:  Susan Carr,  Facsimile:  (704)
386-1175, specifically referring to the number of this Financial Warranty.

This Financial Warranty is not transferable.

As to matters  not  governed  by the ISP,  this  Financial  Warranty  shall be governed by, and  construed in accordance  with,  the laws of the State of New
York,  including the Uniform  Commercial Code as in effect in the State of New
York (without regard to choice of law principles).

This  Financial  Warranty  sets  forth  in  full  our  undertaking,  and  such undertaking  shall not in any way be modified,  amended,  amplified or limited by  reference to any  document,  instrument  or agreement  referred to herein, except  only the  certificates  and draft  referred  to  herein;  and any such reference  shall  not  be  deemed  to  incorporate  herein  by  reference  any document, instrument or agreement except for such certificates and draft.

The Warranty  Provider  hereby  agrees that any drawing  available  under this
Financial Warranty will be paid to you in U.S. Dollars.

Subject  to the  seventh  preceding  paragraph  herein,  we  hereby  agree  to forthwith  honor and pay your draft  drawn  under and in  compliance  with the terms of this  Financial  Warranty if  presented  to us on or before the tenth
(10th)  Business  Day after the  Maturity  Date,  accompanied  by the  written certificates specified above.

Very truly yours,

MAIN PLACE FUNDING, LLC

By: ___________________

                  EXHIBIT B TO FINANCIAL WARRANTY AGREEMENT

                    BANK OF AMERICA CORPORATION GUARANTEE

      GUARANTEE  dated as of October 31,  2003 by Bank of America  Corporation
(the  "Guarantor"),  in favor of Oppenheimer  Principal  Protected Trust II on behalf of its series Oppenheimer  Principal Protected Main Street Fund II (the
"Guaranteed Party").

      To induce  the  Guaranteed  Party to enter into the  Financial  Warranty
Agreement (the "Financial Warranty Agreement"),  dated as of October 31, 2003, among the Guaranteed  Party,  OppenheimerFunds,  Inc., as investment  adviser, and Main Place Funding,  LLC, as financial warrantor ("Warranty Provider") and for other  good and  valuable  consideration,  the  receipt of which is hereby acknowledged,  the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Party,  with effect from the date of the Financial  Warranty to be issued by Warranty Provider under the Financial  Warranty Agreement (the
"Financial  Warranty"),   all  present  and  future  obligations  of  Warranty
Provider  to the  Guaranteed  Party  arising  out of  the  Financial  Warranty
Agreement and the Financial  Warranty;  provided,  that the Guarantor does not guarantee  hereunder any obligations of Warranty Provider arising out of other
transactions  not  governed  by  the  Financial   Warranty  Agreement  or  the
Financial  Warranty.  Upon failure of Warranty Provider  punctually to fulfill any such  obligation,  and upon written demand by the Guaranteed  Party to the
Guarantor,  the Guarantor agrees to fulfill, or cause to be fulfilled,  to the extent such obligation is not performed,  the performance of such  obligation;
provided,  that delay by the  Guaranteed  Party in giving such demand shall in no event affect the Guarantor's  obligations  under this  Guarantee;  provided further,  that any single or partial  exercise by the Guaranteed  Party of any right,  remedy or power granted  hereunder to the  Guaranteed  Party shall not impair  or waive any such  right,  remedy  or power of the  Guaranteed  Party.
Each and every right,  remedy and power hereby granted to the Guaranteed Party or allowed  it by law or by  another  agreement  shall be  cumulative  and not exclusive of any other,  and may be exercised by the  Guaranteed  Party at any time or from time to time.

      The Guarantor  hereby  agrees that its  obligations  hereunder  shall be continuing  and  unconditional  and will not be discharged  except by full and complete  satisfaction  of all  present  and future  obligations  of  Warranty
Provider  to the  Guaranteed  Party  arising  out of  the  Financial  Warranty
Agreement  and the  Financial  Warranty,  irrespective  of any claim as to the validity,  regularity or enforceability of the Financial Warranty Agreement or the  Financial  Warranty,  or the lack of  authority  of Warranty  Provider to execute the Financial  Warranty  Agreement or the Financial  Warranty;  or any
change in or amendment to the  Financial  Warranty  Agreement or the Financial
Warranty;  or any waiver or consent by the  Guaranteed  Party with  respect to any provisions  thereof;  or the absence of any action to enforce the terms of the Financial  Warranty Agreement or the Financial  Warranty,  or the recovery of any  judgment  against  Warranty  Provider  or of any  action to  enforce a judgment against Warranty  Provider under the terms of the Financial  Warranty
Agreement or the Financial Warranty or any other circumstance  relating to the
Guarantor's  obligations  hereunder that might otherwise constitute a legal or equitable discharge or defense of this Guarantee.

      The Guarantor hereby waives diligence,  presentment,  demand on Warranty
Provider for delivery or otherwise,  filing of claims,  requirement of a prior proceeding  against  Warranty  Provider and protest or notice.  This Guarantee is a  guarantee  of  performance  and not of  collection.  If at any  time any delivery  or  payment  by  Warranty  Provider  under  the  Financial  Warranty
Agreement  or the  Financial  Warranty  is  rescinded  or  must  be  otherwise
restored  or  returned  by  the  Guaranteed   Party  upon  the   receivership,
insolvency,   bankruptcy  or   reorganization  of  Warranty  Provider  or  the
Guarantor or otherwise,  the Guarantor's obligations hereunder with respect to such delivery or payment shall be reinstated  upon such  restoration or return being made by the Guaranteed Party.

      The  Guarantor  agrees  to pay on  demand  all  fees  and out of  pocket expenses  (including  the  reasonable  fees  and  expenses  of any  Guaranteed
Party's  counsel) in any way relating to the  enforcement or protection of the rights of the Guaranteed Party hereunder;  provided,  that the Guarantor shall not be liable for any  expenses  of the  Guaranteed  Party if no  delivery  or payment  under this  Guarantee  is due.  The  Guarantor  reserves the right to assert defenses that Warranty  Provider may have to any delivery or payment to the Guaranteed Party under the Financial  Warranty  Agreement or the Financial
Warranty  other than  defenses  arising from the  bankruptcy  or insolvency of
Warranty Provider and other defenses expressly waived hereby.

      The Guarantor  represents to the Guaranteed  Party as of the date hereof that:

1.    It is  duly  organized  and  validly  existing  under  the  laws  of the jurisdiction  of its  incorporation  and has full  power  and  legal  right to execute and deliver  this  Guarantee  and to perform  the  provisions  of this
Guarantee on its part to be performed.

2.    Its execution,  delivery and performance of this Guarantee have been and
remain  duly  authorized  by  all  necessary   corporate  action  and  do  not
contravene any provision of its certificate of  incorporation  or by-laws,  as amended,  or any law,  regulation or contractual  restriction binding on it or its assets.

3.    All  consents,  licenses,   authorizations,   approvals  and  clearances
(including,  without limitation,  any necessary exchange control approval) and notifications,  reports and  registrations  requisite  for its due  execution, delivery and  performance of this Guarantee have been obtained from or, as the
case  may  be,  filed  with  the  relevant  governmental   authorities  having
jurisdiction  and remain in full force and effect and all  conditions  thereof have been  duly  complied  with and no other  action  by,  and no notice to or filing with, any governmental  authority  having  jurisdiction is required for such execution, delivery or performance.

4.    This Guarantee is its legal,  valid and binding  obligation  enforceable against it in accordance with its terms,  except as enforcement  hereof may be limited by applicable bankruptcy, insolvency,  reorganization or other similar laws  affecting  the  enforcement  of creditors'  rights or by general  equity principles.

5.    By  accepting  this  Guarantee,  the  Guaranteed  Party  agrees that the
Guarantor  shall be subrogated to all rights of the  Guaranteed  Party against
Warranty  Provider in respect of any delivery or payment made by the Guarantor pursuant to this Guarantee;  provided,  however,  that the Guarantor shall not exercise or be entitled to receive any payments  arising out of, or based upon such right of subrogation until all obligations  under the Financial  Warranty
Agreement  and the  Financial  Warranty  shall  have  been paid in full to the
Guaranteed Party.

      Neither the  Guarantor nor the  Guaranteed  Party may assign its rights, interests or  obligations  hereunder to any other person  (except by operation of law) without the prior written  consent of the Guarantor or the  Guaranteed
Party, as the case may be.

      All notices or demands on the Guarantor  shall be deemed  effective when received,  shall be in writing and shall be delivered by hand or by registered mail, or by facsimile  transmission  promptly  confirmed by  registered  mail, addressed to the Guarantor at:

                        Bank of America Corporation
                        c/o Banc of America Securities LLC
                        9 West 57th Street
                        New York, NY  10019
                        Attention:  William C. Caccamise
                        Facsimile:  (212) 847-5124

or to such  other  address or  facsimile  number as the  Guarantor  shall have notified the Guaranteed  Party in a written notice delivered to the Guaranteed
Party in accordance with the Financial Warranty Agreement.

      This  Guarantee  shall be governed by and construed in  accordance  with the laws of the State of New York  (including  Section  5-1401 of the New York
General  Obligations  Laws but excluding all other choice of law and conflicts of law rules).  All capitalized  terms not otherwise defined herein shall have the respective meanings assigned to them in the Financial Warranty Agreement.

                                       BANK OF AMERICA CORPORATION

                                       By: /s/ Karen Gosnell
                                       -----------------------------
                                       Name: Karen Gosnell
                                       Title: Senior Vice President

                  SCHEDULE 1 TO FINANCIAL WARRANTY AGREEMENT

                             FORM OF DAILY REPORT

                  SCHEDULE 2 TO FINANCIAL WARRANTY AGREEMENT

                          CUSHION/VOLATILITY MATRIX

The "Cushion/Volatility Matrix" means
     -------------------------

             -----------------------------------------------------
                     Volatility                  Cushion
                     ----------                  -------
             -----------------------------------------------------
             -----------------------------------------------------
                       = 40                      25.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      40 = 45                   27.5%
             -----------------------------------------------------
             -----------------------------------------------------
                      45 = 50                   30.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      50 = 55                   32.5%
             -----------------------------------------------------
             -----------------------------------------------------
                      55 = 60                   35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      60 = 65                   40.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      65 = 70                   50.0%
             -----------------------------------------------------
             -----------------------------------------------------
                         70                     100.0%
             -----------------------------------------------------

provided,  that on any Exchange  Business Day on which (a) the Tracking  Error exceeds 8% or (b) the  Fund's  percentage  ownership  of the  Underlying  Fund exceeds 10% and for sixty calendar days thereafter,  the  "Cushion/Volatility
Matrix" shall be:

             -----------------------------------------------------
                     Volatility                  Cushion
                     ----------                  -------
             -----------------------------------------------------
             -----------------------------------------------------
                       = 40                      35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      40 = 45                   35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      45 = 50                   35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      50 = 55                   35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      55 = 60                   35.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      60 = 65                   40.0%
             -----------------------------------------------------
             -----------------------------------------------------
                      65 = 70                   50.0%
             -----------------------------------------------------
             -----------------------------------------------------
                         70                     100.0%
             -----------------------------------------------------